OPTION AGREEMENT



      This OPTION AGREEMENT (this "Agreement") is made as of the 18th day of March, 1996 between John Marshall Associates Limited Partnership, a Virginia limited partnership, with an address of c/o Goelet Realty Company, Three Christine Centre, 201 North Walnut Street, Suite 1002, Wilmington, Delaware 19801, Greensboro Associates Limited Partnership, a Virginia limited partnership, with an address of c/o Goelet Realty Company, Three Christine Centre, 201 North Walnut Street, Suite 1002, Wilmington, Delaware 19801, Woodland-Northridge I Limited Partnership, a Virginia limited partnership, with an address of c/o Goelet Realty Company, Three Christine Centre, 201 North Walnut Street, Suite 1002, Wilmington, Delaware 19801, Pimpernell Estates Limited Partnership, a Virginia limited partnership, with an address of c/o Goelet Realty Company, Three Christine Centre, 201 North Walnut Street, Suite 1002, Wilmington, Delaware 19801 and Goodridge Drive Associates Limited Partnership, a Virginia limited partnership, with an address of c/o Goelet Realty Company, Three Christine Centre, 201 North Walnut Street, Suite 1002, Wilmington, Delaware 19801, (the foregoing five (5) partnerships, individually or collectively, "Seller"), and Beacon Properties, L.P., a Delaware limited partnership, with an address of 50 Rowes Wharf, Boston, Massachusetts 02110 (together with its successors and assigns, "Buyer").

                                   WITNESSETH:

      WHEREAS, Seller is the owner of the real property with the buildings and improvements located thereon in Fairfax County, Virginia, and commonly known as described in Exhibit A attached hereto and incorporated herein, together with any and all property, rights and easements related thereto, including, without limitation, all appurtenant rights in any offsite improvements or amenities servicing such real property, buildings and improvements (collectively, the "Premises");

      WHEREAS, Seller desires to grant to Buyer, and Buyer desires to obtain, an irrevocable option to acquire the Premises;

      WHEREAS, Seller is the owner of the real property with the buildings and improvements located thereon in Fairfax County, Virginia, and more particularly described in Exhibit B attached hereto and incorporated herein, together with any and all property, rights and easements related thereto (collectively, the "Additional Option Premises");

      WHEREAS, if Buyer acquires the Premises, Seller desires to grant to Buyer, and Buyer desires to obtain, an irrevocable option to acquire the Additional Option Premises;

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, Seller and Buyer hereby agree as follows:

            1. Grant and Exercise of Option. Seller hereby gives and grants to Buyer an irrevocable option to acquire the Premises (the "Option"), upon the terms, covenants, conditions and provisions set forth in this Agreement. The Option may be exercised by Buyer's giving written notice of Buyer's exercise to Seller within the period commencing on the thirtieth (30th) day from the date of this Agreement and ending on the sixtieth (60th) day from the date of this Agreement (the date on which the Option is exercised, the "Option Exercise Date"). The notice of exercise of the Option by Buyer shall be accompanied by, and the effective exercise of the Option shall be conditioned upon, delivery to Commonwealth Land Title Insurance Company (the "Title Company") of One and One Half Million Dollars ($1,500,000) (together with all interest earned thereon, the "Additional Deposit") to be held in escrow in accordance with terms of this Agreement and the Escrow Agreement dated the date hereof among the Title Company, Seller and Buyer (the "Escrow Agreement"). The notice of exercise of Option shall also set a day and hour (the "Closing Date"), not less than thirty
(30) days nor more than sixty (60) days after the date such notice is given, for consummation of the conveyance of the Premises as contemplated by this Agreement (the "Closing"). The Closing shall occur at the offices of Shearman and Sterling, 801 Pennsylvania Avenue, N.W., Washington, D.C. 20004-2604, unless the parties shall agree in writing upon another place. Failure of Buyer to timely exercise the Option or to so deposit the Additional Deposit shall render the Option null and void and of no further force or effect. Time shall be of the essence of this Agreement.


            2. Conveyance. At Closing, the Premises shall be conveyed to Buyer, as a contribution to the capital of Buyer, by good and sufficient special warranty deeds (collectively, the "Deeds") conveying good and clear record and marketable title to the Premises, free and clear of all restrictions, liens, encumbrances, rights, title and interest in others, whether or not of record, except for (i) real estate taxes for the then current fiscal year not due and payable on the date of delivery of the Deeds, (ii) any liens for municipal betterments assessed after the date hereof, (iii) rights of tenants under the Leases (as defined below), as tenants only in the case of all Leases other than the Leases to SAIC of the Premises known as SAIC I and the Additional Option Premises known as SAIC II, (iv) the Assumed Indebtedness, (v) such other exceptions as are of record as of the Option Exercise Date and which do not secure or evidence indebtedness or other amounts owing or claimed to be owing by Seller other than the Assumed Indebtedness, including, without limitation, those exceptions set forth on Exhibit M attached hereto and incorporated herein, and
(vi) matters which are the direct responsibility of tenants under Leases (collectively, the "Permitted Encumbrances"). Seller agrees that, from and after the Option Exercise Date through and including the Closing Date (the "Interim Period"), there shall not be created, and Seller shall not permit or suffer to exist, any new restrictions, liens, encumbrances, rights, title or interests in others on all or any portion of the Premises, except for matters which are the direct responsibility of tenants under Leases. Any clauses included in this Agreement relating to the content of the Deeds, if omitted from the Deeds, shall be deemed to survive the Closing, and Seller will give appropriate confirmatory instruments to Buyer at any time or from time to time thereafter. The immediately preceding sentence shall survive the Closing.

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

            3. Consideration. The total consideration (the "Consideration") to be delivered to Seller for the Deeds and conveyance shall consist of limited partner interests in Buyer ("OP Units") having a value, calculated as provided below, equal to (i) the sum of all "Values" set forth with respect to the Premises on Exhibit C attached hereto and incorporated herein, minus (ii) the sum of all "Assumed Indebtedness" set forth with respect to the Premises on Exhibit C (as reduced by regularly scheduled principal payments from the date of this Agreement through the Closing Date). For purposes of determining the number of OP Units to be delivered in satisfaction of payment of the Consideration, the Consideration shall be calculated on the basis of an "Average Price" equal to the average closing price on the NYSE of the common stock, $.01 par value, of Beacon Properties Corporation, the general partner of Buyer, for each trading day occurring during the thirty (30) consecutive calendar days commencing on the first (1st) business day immediately following the date of this Agreement. The number of OP Units to be issued in the name of each partnership comprising Seller shall be as set forth in a schedule to be prepared by Seller and provided to Buyer no later than fifteen (15) days prior to the Closing Date. Upon Closing, the Deposit shall be returned to Buyer, and Buyer shall assume, or on or after Closing repay, the outstanding balance of principal and interest on the Assumed Indebtedness, as Buyer so elects. Buyer agrees to pay to the holder of the Assumed Indebtedness on the John Marshall I Premises an amount not to exceed $215,171 on account of an assumption or prepayment fee relating to such Assumed Indebtedness, and if such prepayment or assumption fee is less than such amount, Buyer agrees to pay the legal fees, title fees and other closing costs required by the holder of such Assumed Indebtedness in connection with such prepayment or assumption to the extent such legal, title and other fees, when taken together with such prepayment fee, do not exceed in the aggregate $215,171. Buyer agrees to pay to the holder of the Assumed Indebtedness on the SAIC I Premises a prepayment or assumption fee not to exceed $1,400,000 on account of the prepayment or assumption of such Assumed Indebtedness, and if such prepayment or assumption fee is less than such amount, Buyer agrees to pay the legal fees, title fees and other closing costs required by the holder of such Assumed Indebtedness in connection with such prepayment or assumption to the extent such legal, title and other fees, when taken together with such prepayment fee, do not exceed in the aggregate $1,400,000. Seller agrees to pay all other prepayments, due on sale or assumption fees and similar amounts, if any, payable to holders of the Assumed Indebtedness in connection with the transfer of the Premises to Buyer subject to the Assumed Indebtedness and the assumption of the Assumed Indebtedness or the repayment of the Assumed Indebtedness in connection therewith and, except as provided above with respect to John Marshall I and SAIC I, Seller and Buyer each agree to pay fifty percent (50%) of all legal fees, title fees and other closing costs required by the holders of Assumed Indebtedness in connection with the assumption or prepayment thereof. Seller agrees to cooperate with Buyer in accomplishing the assumption or payoff of the Assumed Indebtedness, as elected by Buyer, including, without limitation, by using diligent efforts to obtain payoff letters, confirmations and other agreements reasonably requested by Buyer from the holders of the Assumed Indebtedness, in each case in form and substance reasonably satisfactory to Buyer.

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

            4. Deposit. Simultaneously with the execution and delivery of this Agreement, Buyer shall deliver to the Title Company the amount of Five Hundred Thousand Dollars ($500,000.00) (together with all interest earned thereon, the "Initial Deposit"), to be held in escrow in accordance with the terms of this Agreement and the Escrow Agreement. The Initial Deposit and the Additional Deposit (collectively, the "Deposit") shall be held by the Title Company, as escrow agent, in a segregated, interest-bearing account at The First National Bank of Boston or other bank acceptable to Buyer and Seller and subject to and otherwise in accordance with the terms of this Agreement and the Escrow Agreement. The Deposit shall be delivered as provided in this Agreement and the Escrow Agreement.

            5. Termination. Buyer shall have the right, in its sole discretion, to terminate this Agreement at any time on or before the Option Exercise Date. Additionally, Buyer shall have the right, in its sole discretion, at any time following any Event of Default (as hereinafter defined) under this Agreement, or upon the failure of any condition precedent to Buyer's obligations under this Agreement, to terminate this Agreement. Upon any such termination, the Deposit shall immediately be refunded to Buyer, and, except as provided below in this Section, the rights and obligations of each of the parties to this Agreement shall cease and terminate and none of such parties shall have further liability under this Agreement, except as otherwise expressly provided in this Agreement. Upon any termination of this Agreement by Buyer following (i) an Event of Default or (ii) failure of a condition precedent to Buyer's obligations under this Agreement due to any intentional act or omission (where Seller has an obligation or duty to act) of Seller, in addition to its right to receive the Deposit, Buyer shall retain all of its rights at law and in equity. "Event of Default" means any failure by Seller to perform any of its obligations under this Agreement, which failure has not been cured, subject to the terms of this Section below, on or before six (6) business days following delivery of written notice thereof by Buyer (the "Cure Date"). If the Cure Date would occur after the scheduled Closing Date, the Closing Date shall be extended, but only once, to the first (1st) business day following the Cure Date, and Buyer shall retain all of its rights under this Section with respect to the applicable Event of Default. This provision shall survive Closing or termination of this Agreement.

            6. Buyer's Review. Buyer, its authorized representatives, its agents and its employees shall have the right to conduct any and all due diligence relative to the Premises as may be deemed necessary or appropriate by Buyer in its sole discretion. Without limiting the foregoing, Buyer shall have the right to request copies of any and all materials and documents relating to all or any portion of the Premises, including, without limitation, Leases, management agreements, service and other contracts, financial reports, Rent Rolls (as defined below), Permits (as defined below) and other similar or dissimilar materials. Seller shall promptly, and in any event within five (5) days of Buyer's request therefor, deliver or make available at the offices of The Evans Company in McLean, Virginia to Buyer true, correct and complete copies of any requested material in the possession of Seller or under Seller's control and all of Seller's other materials, files, books, records and information relating to the Premises, in each case to the extent such materials, files, books, records, and information are not subject to confidentiality agreements prohibiting their disclosure to Buyer. Buyer shall have the right to photocopy any or all of such materials, files, books, records and information at Buyer's expense. Entry onto the Premises shall be subject to the terms of Section 7. Buyer shall have the right to interview tenants under Leases in the performance of its due diligence on the Premises.

            7. Tests and Inspections. Seller hereby authorizes Buyer, its authorized representatives, its agents and its employees, subject to the rights of tenants under Leases, to enter upon the Premises from time to time and to perform such tests and inspections as Buyer deems necessary or appropriate in its sole discretion, including, without limitation, such soil boring and compacting tests, test well and water table, soil porosity and liquid absorption tests, other environmental inspections and tests, and engineering tests. Seller agrees to cooperate with Buyer and use reasonable efforts to obtain access for Buyer to all or any portion of the Premises requested by Buyer. Following such tests, Buyer shall restore the Premises to the condition they were in immediately prior to such tests. All expenses for such tests, inspections and restoration shall be the responsibility of Buyer. Any entry by Buyer onto the Premises in connection with its due diligence shall not unreasonably interfere with the rights of tenants under Leases. Buyer agrees to indemnify and hold Seller harmless from and against any and all loss or liability incurred by Seller on account of any bodily injury or property damage caused by Buyer in connection with such tests or inspections or restoration. This obligation to restore and indemnify shall survive the Closing or termination of this Agreement.

            8. Estoppel Certificates and Subordination, Nondisturbance and Attornment Agreements. Upon Buyer's request at any time after the Option Exercise Date, Seller shall use diligent and good faith efforts to obtain from those tenants or other occupants of the Premises requested by Buyer estoppel certificates and subordination, nondisturbance and attornment agreements, in form and substance reasonably satisfactory to Buyer. It shall be a condition precedent to Buyer's obligations under this Agreement that Buyer shall have received, no later than ten (10) days prior to Closing, such estoppel certificates and subordination, nondisturbance and attornment agreements from all Major Tenants (as defined below) and tenants (which may include such Major Tenants) under Leases providing in the aggregate at least eighty-five percent (85%) of the gross rental income of the Premises (such Major Tenants and tenants, collectively, the "Required Tenants"), in each case which estoppel certificates shall be dated no more than thirty (30) days prior to Closing and which subordination, nondisturbance and attornment agreements shall be dated no more than forty five (45) days prior to Closing. "Major Tenants" means, collectively, Booz Allen Hamilton, Reed Smith, The Evans Company, Legg Mason, SAIC and U.S. Sprint. An estoppel certificate covering the items required under each Lease shall be deemed to be in form reasonably satisfactory to Buyer, subject, however, to the reasonable additional requirements of any lender to Buyer. Notwithstanding the foregoing, if Seller cannot obtain from SAIC or Legg Mason a tenant estoppel certificate which, in addition to the other foregoing requirements, meets the additional reasonable requirements of any lender to Buyer,

Seller shall have the right to provide an estoppel certificate executed by it in satisfaction of such additional reasonable requirements.

            9. Partnership Agreement; Admission. Buyer represents and warrants to Seller that attached hereto as Exhibit D and incorporated herein is a true and complete copy of the limited partnership agreement of Buyer in effect as of the date of this Agreement (the "Partnership Agreement"). Upon Closing, the general partner of Buyer (i) shall consent to the admission of each partnership comprising Seller as a limited partner in Buyer and (ii) shall, upon execution and delivery by each such partnership of an amendment to the Partnership Agreement providing for the acceptance of the OP Units to be delivered to it pursuant to the terms of this Agreement and containing an agreement to be bound by all terms and conditions of the Partnership Agreement, the Schedule of "Nonrecourse Built-in Gain" referred to in Section 11 and a Schedule showing the "Value" of each Premises set forth in Exhibit C as the "704(c) Value" of such Premises for purposes of the Partnership Agreement, in form and substance reasonably satisfactory to Buyer (the "Amendment"), add the name of each such partnership as a limited partner to the books and records of Buyer. Buyer agrees that no other documentation shall be required to effect such admission pursuant to the Partnership Agreement, unless required by any Law (as hereinafter defined) or interpretation thereof becoming effective after the date hereof, and Buyer agrees to take the actions required of it pursuant to Section 4.4 of the Partnership Agreement in respect of the contribution to be made by Seller. The Amendment shall also provide that Buyer shall use any convention permitted by law and selected by the general partner of Buyer to make the allocations contemplated in Section 12.2(C) of the Partnership Agreement in respect of the conveyance to be made pursuant to this Agreement, except that capital gains and losses shall be allocated to the partners in accordance with their interests on the date of the transaction giving rise to the capital gain or loss, and shall use the traditional method (specified in Regulation ss.1.704-3(b)) to allocate book-tax differences with respect to the contribution of the Premises to Buyer. Buyer agrees not to amend the Partnership Agreement from the date of this Agreement through the Closing Date without the consent of Seller to the extent any such amendment would otherwise require Seller's consent if Seller were a limited partner in Buyer. The general partner of Buyer agrees not to amend its articles of incorporation in a manner which would materially, adversely affect the rights of Seller as limited partner in Buyer but not other holders of limited partnership interests in Buyer. The general partner of Buyer shall use good faith efforts to remain a REIT until the fifth (5th) anniversary of the Closing Date. This provision shall survive Closing.


            10. Seller's Representations, Warranties and Certain Covenants.

      Each Seller represents and warrants to Buyer, but only with respect to its portion of the Premises, that the following matters are true on the date of this Agreement and, to the extent set forth below, shall be true on the Option Exercise Date and, unless otherwise expressly indicated, shall, as a condition precedent to Buyer's obligations under this Agreement, be true as of the Closing Date and, unless actually known to be untrue by Buyer on the Option Exercise Date, deemed remade as of such dates, and each Seller covenants as follows:

                  (a) Title. To the best of Seller's knowledge, Seller is the legal fee simple titleholder of the portion of the Premises set forth opposite its name in Exhibit A and has, and will on the Option Exercise Date have, good, marketable and insurable title to such portion of the Premises. The representation and warranty set forth in the immediately preceding sentence shall not survive the Closing.

                  (b) Defaults. To the best of Seller's knowledge, except as set forth in Exhibit E, Seller is not in monetary or material nonmonetary default under any document, including, without limitation, any document executed in connection with any Assumed Indebtedness, recorded or unrecorded, encumbering or affecting its portion of the Premises, nor has Seller received any written notice alleging the existence of any such default. To the best of Seller's knowledge, except as set forth in Exhibit E, Seller is not in material default under any Permit, Law or other requirement applicable to or encumbering its portion of the Premises, nor has Seller received any written notice alleging the existence of any such default. To the extent Seller obtains a duly authorized and executed estoppel certificate meeting the requirements of Section 8 from a tenant under a Lease certifying that Seller is not in monetary or material nonmonetary default under its Lease, Seller shall not be deemed to remake as of the Closing Date, nor shall the same survive Closing, such portion of the representations and warranties contained in this item (b) as are so certified by such tenant.

                  (c) Contracts; Continuing Obligations. Seller agrees to terminate prior to Closing, at its own expense, all management agreements, and service, maintenance and repair contracts affecting its portion of the Premises. There shall be no such agreements or other contractual obligations with respect to all or any portion of Seller's portion of the Premises that are binding on Buyer or Seller's portion of the Premises following Closing, other than the Leases, the Permitted Encumbrances, the Permits and other documents executed in connection with the foregoing, copies of all of which have been delivered, or made available in the offices of The Evans Company in McLean, Virginia, to Buyer in accordance with the terms of Section 6.

                  (d) Physical Condition. Seller has no knowledge of any existing defect in any structural component or system of Seller's portion of the Premises (i) that would not be readily discoverable upon customary physical inspection and (ii) that would require the expenditure of more than $250,000 to permit the continued use, occupancy or operation of Seller's portion of the Premises consistent in all material respects with prior usage, occupancy or operations and in accordance in all material respects with all applicable Laws.

                  (e) Compliance with Laws and Codes. Except as set forth in Exhibit E, Seller has not received any written notice containing allegations that (i) all or any portion of

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Seller's portion of the Premises, or the use or operation of all or any portion of Seller's portion of the Premises, is not in compliance with any municipal and other governmental laws, ordinances, rules, regulations, codes, licenses, permits and authorizations (collectively, "Laws"), which noncompliance remains uncured, or that (ii) there are not presently and validly in effect all licenses, permits, approvals and other authorizations (collectively, "Permits") to be obtained by Seller that are necessary for the use, occupancy or operation of all or any portion of Seller's portion of the Premises as it is presently being used, occupied or operated or in accordance with all Laws.

                  (f) Litigation. Except as set forth in Exhibit E, as of the date of this Agreement, there are no pending or, to the best of Seller's knowledge, threatened, judicial, municipal or administrative proceedings affecting Seller's portion of the Premises or in which Seller is or will be a party by reason of Seller's ownership or operation of Seller's portion of the Premises, including, without limitation, proceedings for or involving collections, tax relief, condemnation, eminent domain, alleged building code or environmental or zoning violations, or personal injuries or property damage alleged to have occurred on or at Seller's portion of the Premises or by reason of the condition, use of, or operations on Seller's portion of the Premises (any of the foregoing, "Litigation"), in each case the liability under which will not be fully covered by insurance proceeds which are available to Seller and that would, if determined adversely to Seller, materially adversely affect (i) the value of all or any portion of Seller's portion of the Premises, (ii) the ability of Buyer to use Seller's portion of Premises for the purposes for which it is being used on the date hereof or (iii) the ability of Seller to perform its obligations under this Agreement. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending, or to Seller's knowledge, threatened, against Seller, nor are any of such proceedings contemplated by Seller.

                  (g) Financial Information. To the best of Seller's knowledge, all partnership tax returns delivered to Buyer by Seller are complete, accurate, true and correct in all material respects and in all material respects accurately set forth the results of the operation of Seller's property for the periods covered by such returns.

            (i) Re-Zoning. To the best of Seller's knowledge, as of the date of this Agreement, there is not pending or threatened any proceeding for the re-zoning of all or any portion of Seller's portion of the Premises.

            (j) Real Estate Taxes. The most recent real estate tax bills received by Seller for (and, to the best of Seller's knowledge, the only real estate tax bills applicable to) its portion of the Premises have been delivered to Buyer.

            (k)   Leases.

                        (i) Seller's Rent Roll in Exhibit F (each, a "Rent Roll") lists all leases and other agreements for the use or occupancy of all or any portion of Seller's portion of the Premises, other than subleases, sub-subleases and assignments (all such leases and other agreements of all Sellers, collectively, the "Leases"). Seller's Rent Roll (as updated through the Option Exercise Date and Closing to reflect actions taken in according with Sections 12(a) and 12(b)) is true, complete and correct in all material respects. Seller has delivered, or made available, to Buyer in the offices of The Evans Company in McLean, Virginia, true, complete and correct copies of all Leases affecting its portion of the Premises. The subleases, sub-subleases and assignments set forth in Exhibit I attached hereto and incorporated herein are the only subleases, sub-subleases and assignments under or of Leases of which Seller has knowledge, and Seller has delivered to Buyer true and complete copies of such subleases, sub-subleases and assignments in Seller's possession.

                        (ii) As of the date of this Agreement, each of the Leases affecting Seller's portion of the Premises is in full force and effect according to the terms set forth therein and, except as set forth in Seller's Rent Roll, has not been modified, amended or altered. As of the date of this Agreement, to the best of Seller's knowledge, each tenant under a Lease affecting Seller's portion of the Premises is legally required to pay all sums and perform all material obligations set forth in its respective Lease, without concessions, abatements, offsets or other basis for relief or adjustment.

                        (iii) Except as set forth in Exhibit E, all material obligations of Seller under the Leases affecting Seller's portion of the Premises have been performed, and, to the best of Seller's knowledge, each tenant under each such Lease has unconditionally accepted Seller's performance of such obligations. As of the date of this Agreement, no tenant under a Lease affecting Seller's portion of the Premises has asserted any offset, defense or claim against rent payable by it or other performance of material obligations due from it under its Lease.

                        (iv) As of the date of this Agreement, no tenant under a Lease affecting Seller's portion of the Premises is in default under any material provision of its Lease, and no such tenant is in arrears in the performance of any monetary obligation required of it under its Lease;

                        (v) As of the date of this Agreement, Seller has received no written notice that any tenant under a Lease affecting Seller's portion of the Premises is insolvent or that any such tenant is unable to perform any or all of its material obligations under its Lease.

                        (vi) No amount payable by any tenant under any Lease affecting Seller's portion of the Premises has been prepaid for more than one
(1) month in advance of the due date thereof under the Lease, except for any security deposits;

                        (vii) Except as set forth on Exhibit G attached hereto and incorporated herein and except as disclosed to Buyer pursuant to
Section 12(a), there are no written agreements with any real estate broker, leasing agent or other party, including, without limitation, The Evans Company or the current manager of Seller's portion of the Premises, that entitle or will entitle such real estate broker, agent or other party to any leasing or other brokerage commission or payment as a result of any Lease existing as of the date hereof or the exercise by any tenant under a Lease existing as of the date hereof affecting Seller's portion of the Premises of an option to extend or renew its Lease or expand its leased premises as such options exist as of the date of this Agreement in its Lease, other than deferred commissions due to The Evans Company in connection with Leases existing as of the date of this Agreement which will be paid by Seller on or before Closing;

                        (viii) Each security deposit under a Lease affecting Seller's portion of the Premises, other than the security deposits listed in Exhibit H attached hereto and incorporated herein shall be assigned or credited to Buyer, as Buyer elects, at the Closing. The security deposits listed on Exhibit H have been applied or refunded by Seller in accordance with the terms of the Lease in connection with which they were made;

                        (ix) Except for SAIC pursuant to its Lease affecting the portion of the Premises known as SAIC I (the "SAIC I Option") and for SAIC pursuant to its Lease affecting the portion of the Premises known as SAIC II (the "SAIC II Option"), no tenant under a Lease affecting Seller's portion of the Premises has any purchase option or right of first refusal to acquire all or any portion of Seller's portion of the Premises. To the best of Seller's knowledge, there are no outstanding requests from any tenant under a Lease requesting consent to any sublease, sub-sublease or assignment; and

                        (x) As of the date of this Agreement, no material proceeding, suit or litigation relating to any or all of the Leases affecting Seller's portion of the Premises, is pending or, to the best of Seller's knowledge, threatened.

                  (h) United States Person. Seller is a nonforeign person within the meaning of Section 1445(f)(3) of the Internal Revenue Code, as amended, and shall execute and deliver a nonforeign affidavit at Closing.

                  (i) Bulk Sales. The sale of the Premises to Buyer hereunder is not subject to, and does not subject Buyer to, any liability for bulk sales obligation under applicable law.

                  (j) Assumed Indebtedness. Seller is not in monetary or material nonmonetary default under, and, to Seller's knowledge, there has not occurred any event which, with the giving of notice and/or the passage of time, or both would constitute a monetary or material nonmonetary default by Seller under, any document or instrument executed in connection with all or any portion of the Assumed Indebtedness. Seller will deliver, or make available at the offices of The Evans Company in McLean, Virginia, to Buyer true, complete and accurate copies of all of the documents evidencing, securing and otherwise executed in connection with all or any portion of the Assumed Indebtedness in accordance with the terms of Section 6.

                  (k) Disclosure. No representation or warranty made by Seller in this Agreement and no Exhibit attached hereto with respect to Seller's portion of the Premises contains any untrue statement of a material fact. Seller has made available to Buyer in accordance with the terms of Section 6 at the offices of The Evans Company in McLean, Virginia all of its files, books and records relating to all or any portion of the Premises.

                  (l) Sale. Seller hereby represents that it is presently in possession of its portion of the Premises, as owner, and that there are no contractual obligations, other than the SAIC I Option, the SAIC II Option and the matters set forth in Exhibit E, which would prevent Seller from selling its portion of the Premises subject only to the Permitted Encumbrances and Leases or from otherwise complying with the terms of this Agreement.

                  (m) OP Units. Seller acknowledges that any OP Units offered hereby are being offered without registration under the Securities Act of 1933, as amended (the "Securities Act"), and the securities laws of certain states. The OP Units are being offered in reliance on an exemption from registration under Regulation D of the Securities Act ("Regulation D") and similar state law exemptions. Seller further acknowledges that, to satisfy the requirements of these exemptions, Buyer must determine whether a prospective holder of OP Units meets the Regulation D and state law definitions of "accredited investor" before selling (or, in some states, offering) securities to such prospective holder. Seller hereby represents that it is familiar with the federal and state law definitions of an accredited investor and that Seller are accredited investors under the federal and applicable state law definitions. Seller shall deliver to Buyer on or before the Option Exercise Date subscriber questionnaires in the form set forth in Exhibit J attached hereto and incorporated herein. Additionally, in the event of any change in any securities or related Law or interpretation thereof after the date of this Agreement, Seller shall deliver to Buyer, upon Buyer's request, such other information, certificates and materials as Buyer shall reasonably request. It shall be a condition precedent to Buyer's and Seller's obligations under this Agreement that there shall have been no change in any securities or related Law or interpretation thereof that would render consummation of conveyance of the Premises as contemplated by this Agreement a violation of Law or interpretation thereof.

            11. Deferral of Seller's Gain. Buyer agrees to maintain nonrecourse indebtedness on its properties such that the amount of such indebtedness includable by each of John Marshall Associates Limited Partnership, Greensboro Associates Limited Partnership and Woodland-

Northridge I Limited Partnership (each a "Transferring Partnership") in each such Transferring Partnership's respective Federal income tax basis for its interest in Buyer (the "Nonrecourse Debt") is at least $13,000,000, $13,000,000 and $5,000,000, respectively, for a period of five (5) years from the Closing Date. Subject to the terms of this Section below, Buyer's obligation to maintain such indebtedness includable in each such Transferring Partnership's Federal income tax basis for its interest in Buyer shall cease with respect to a particular Transferring Partnership upon the sale or other transfer by Buyer in a taxable transaction of the Premises transferred to Buyer by such Transferring Partnership. Buyer agrees that if Buyer sells or otherwise transfers the SAIC I or Northridge I Premises listed on Exhibit A prior to the third (3rd) anniversary of the Closing Date or the John Marshall I or E.J. Randolph Premises listed on Exhibit A prior to the seventh (7th) anniversary of the Closing Date, in each case in a taxable transaction or a non-taxable transaction with "boot," or if the Nonrecourse Debt is reduced below the amounts set forth above within the five (5) year period provided above, Buyer shall pay to Seller at the time of each such sale or other transfer or reduction in Nonrecourse Debt such amount as shall equal the sum of (i) the present value (using a ten (10%) discount rate) of the hypothetical interest at ten percent (10%) per annum, compounded monthly, on the Built in Tax Amount (as hereinafter defined) with respect to the Premises sold or otherwise transferred or with respect to which the Nonrecourse Debt was reduced, from the Tax Payment Date (as hereinafter defined) with respect to such sale, other transfer or reduction to the Tax Payment Date which would have applied if the sale, other transfer or reduction had occurred on the third (3rd) or seventh (7th) anniversary, as applicable, of the Closing Date or the Nonrecourse Debt reduction had occurred on the fifth (5th) anniversary of the Closing Date, and (ii) the present value (using a ten percent (10%) discount rate) of the federal and state income tax payable by such partners on such hypothetical interest amounts (calculated at a federal and state tax rate of 36% and 6%, respectively). Buyer agrees that to the extent of any conflict between the terms of Section 11 of this Agreement and Section 7.1D of the Partnership Agreement, Section 11 of this Agreement shall control. This provision shall survive the Closing.

      "Built in Tax Amount" with respect to a Premises means the amount of state and federal taxes which would be payable by partners of Seller on the Nonrecourse Built-in Gain with respect to such Premises as set forth in a schedule to the Amendment at a rate of 36% and 6%, respectively, and taking into account the deduction for federal income tax purposes of the amount of state tax. Notwithstanding the foregoing, with respect to a non-taxable transaction with "boot" or in the case of a reduction in Nonrecourse Debt below the amount set forth above, "Built in Tax Amount" means the amount of state and federal taxes which would be payable by partners of Seller on account of such transaction at a rate of 36% and 6%, respectively, and taking into account the deduction for federal income tax purposes of the amount of state tax.

      "Tax Payment Date" with respect to a Premises shall mean the due date for making an estimated tax payment with respect to taxable gain realized in connection with a sale or other transfer of, or reduction in Non-Recourse Debt with respect to, a Premises.

            12. Seller's Covenants; Certain of Buyer's Conditions Precedent.

            (a) New Leases, Contracts and Other Agreements. Prior to the Option Exercise Date, Seller shall neither amend nor enter into any new lease, license, or other agreement for the use or occupancy of all or any portion of Seller's portion of the Premises, unless the economic terms of such amendment, lease, license or other agreement meet the guidelines set forth in Exhibit N attached hereto and incorporated herein and Seller obtains Buyer's prior written approval, which shall not be unreasonably withheld, with respect to all other terms. During the Interim Period, Seller shall neither amend any Lease now or hereafter existing in any economic or other material respect, nor execute any new lease, license, or other agreement for the use or occupancy of all or any portion of Seller's portion of the Premises, in each case without Buyer's prior written approval which will not be unreasonably withheld. Prior to the Closing Date, Seller shall not amend any term of the Assumed Indebtedness or any document executed in connection therewith. Without limiting the terms of the immediately preceding sentence, during the Interim Period, Seller shall neither amend nor enter into any other agreement or contractual obligation, including, without limitation, any Permit, Permitted Encumbrance or document executed in connection with any of the foregoing, which will be binding on Buyer or on all or any portion of Seller's portion of the Premises following Closing, in each case without Buyer's prior written approval which will not be unreasonably withheld. During the Interim Period, Seller shall not consent to any sublease or assignment without Buyer's prior written approval unless Seller is obligated to act reasonably under the applicable Lease, in which case Seller may so consent if acting reasonably. Buyer agrees to respond to requests for approval under this Section within ten (10) days of receipt of written request therefor, accompanied by such information as Buyer shall reasonably request in connection with such request. Any lease entered into by Seller affecting the Premises after the date of this Agreement and in accordance with the terms of this Agreement, including, without limitation the terms of this Section, shall constitute a "Lease" under this Agreement.

            (b) Enforcement of Leases. During the Interim Period, Seller shall take such action with respect to the enforcement of Leases as is reasonably requested by Buyer. Buyer hereby agrees to indemnify and hold Seller harmless from and against any and all Losses (as hereinafter defined) incurred by Seller as a result of taking any such action pursuant to the immediately preceding sentence. This provision shall survive Closing or termination of this Agreement.

            (c) Status of Leases and Tenants. It shall be a condition precedent to Buyer's obligations under this Agreement that, as of the Closing Date: (i) all Leases of the Required Tenants shall be in full force and effect according to the terms set forth therein and, except as set forth in a Rent Roll, shall not have been modified, amended or altered, (ii) each Required Tenant shall be legally required to pay all sums and perform all material obligations set forth in its Lease, without concession, abatement, offset or other basis for relief or adjustment, (iii) except as set forth in Exhibit E, all material obligations of Seller under the

Leases with Required Tenants shall have been performed, (iv) no Required Tenant under a Lease affecting Seller's portion of the Premises shall have asserted any offset, defense or claim against rent payable by it or other performance of material obligations due from it under its Lease, (v) no Required Tenant shall be in default under any material provision of its Lease and no Required Tenant shall be in arrears in the performance of any monetary obligation required of it under its Lease, (vi) Seller shall have received no written notice that any Required Tenant is insolvent or that any Required Tenant is unable to perform any or all of its material obligations under its Lease, and (vii) Seller shall certify that it has received no written notice described in item (vi).

            (d) Insurance. Seller shall maintain reasonable amounts of insurance on its portion of the Premises continuously in full force and effect through and including the Closing Date.

            (e) Operation of Premises. During the Interim Period, except to the extent the direct obligations of a tenant under a Lease, Seller shall operate and manage its portion of the Premises in a manner consistent with the manner in which such portion is being operated as of the Option Exercise Date, subject to ordinary wear and tear and fire and other casualty, and in accordance with all applicable Law, shall maintain its portion of the Premises in the repair and working order it is in as of the Option Exercise Date, and shall perform, when due, all of Seller's material obligations under the Leases, the Permitted Encumbrances and documents executed in connection with the Permitted Encumbrances, in each case affecting its portion of the Premises, and all Permits. Except for removal by tenants in accordance with the terms of their Leases, none of the personal property or fixtures of Seller shall be removed from its portion of the Premises, unless replaced by personal property or fixtures of equal or greater utility and value. During the Interim Period, Seller shall not change the use of all or any portion of the Premises.

            (f) Preclosing Expenses and Construction. Except as provided below in this item, all bills and invoices due for labor, goods, materials and services of any kind, utility charges and all other expenses relating to Seller's portion of the Premises for any period prior to Closing (to the extent not the responsibility of a tenant under a Lease affecting Seller's portion of the Premises to pay directly pursuant to the terms of its Lease) shall be paid by Seller. Seller agrees to pay at or prior to Closing all leasing commissions, broker's fees and finder's fees and costs of tenant improvement work due in connection with Leases existing as of the date of this Agreement. Seller further agrees to pay when due, and Buyer agrees to reimburse Seller upon Closing for, all tenant improvement work performed and leasing commissions due, respectively, pursuant to and in connection with each Lease entered into from and after the date of this Agreement so long as (i) such Lease is entered into in accordance with Section 12(a), (ii) such Lease covers space in the Premises which is vacant as of the date of this Agreement and results in no economic benefit to Seller other than that attributable to the fixed rent and recoupment of operating expenses and taxes to be payable under the Lease over the term attributable to the period from the date the Lease is entered into through the Closing Date and other reimbursement payments customary for leases of a similar nature in the locale in which the Premises are located and (iii) the party or parties to receive such commission(s) and the amount of such commission(s) are specifically disclosed to Buyer in Seller's request for approval of the applicable proposed lease under Section 12(a) and are approved by Buyer, such approval not to be unreasonably withheld. Seller agrees to pay when due and without reimbursement all leasing commissions, broker's fees and finder's fees due and costs of tenant improvement work in connection with Leases entered into from and after the date of this Agreement that are not the responsibility of Buyer under the preceding sentence. Except as provided in this item, any alterations, improvements and other work required to be performed by the landlord under the Leases or the Seller prior to the Closing under any and all agreements affecting Seller's portion of the Premises (collectively, "Improvements") shall be completed and paid for in full by Seller as and when due. Buyer shall have the right in its sole discretion to contract for the performance of or otherwise cause to be performed by a party other than Buyer any Improvements to be performed in connection with any Leases entered into after the Option Exercise Date. If Buyer elects so to contract for or cause the performance of any such Improvements, then, during the Interim Period, Buyer shall cause such Improvements to be performed in accordance with the terms of the Lease to which they relate. Whether or not Buyer elects to exercise its rights to contract for or cause the performance of the Improvements, Buyer shall be responsible for the costs of Improvements required under Leases entered into after the date of this Agreement in accordance with the terms of Section 12(a), so long as the amount of such costs are specifically disclosed to Buyer in Seller's request for approval of the proposed lease to which they relate and Buyer approves such costs and the party or parties to perform the Improvements. Notwithstanding the foregoing, if the Closing does not occur, Buyer shall not be liable for the cost of any tenant improvement work performed by either Buyer or Seller and Seller shall reimburse Buyer upon demand for any such costs incurred by Buyer pursuant to this Section. This provision shall survive the Closing. Notwithstanding anything to the contrary contained in this Agreement, with respect to any Lease entered into after the date hereof in accordance with the terms of this Agreement that provides for a term (excluding renewals) of less than twelve (12) months, each of Buyer and Seller shall pay a pro-rata portion of all leasing commissions, broker's fees and finder's fees and all costs of tenant improvement work due in connection with and pursuant to, respectively, such Lease calculated on the basis of the number of days in such term for which each of Buyer and Seller was in title to the Premises.

            (g) Availability of Records. Upon Buyer's written request for a period of one (1) year after the Closing, Seller shall (i) make its books and records available to Buyer for inspection, copying and audit by Buyer's designated accountants at Buyer's sole cost and expense, and cooperate with Buyer in connection with any audit of such books and records necessary to comply with any requirements of the Securities and Exchange Commission or law and (ii) cooperate with Buyer to the extent reasonably necessary to obtain any Permits not in existence on the Closing Date and necessary for the operation of all or any portion of the Premises. This provision shall survive the Closing.

            (h) Change in Conditions. Seller shall promptly notify Buyer of the occurrence of any event or circumstance known to Seller that will make any representation or warranty of Seller to Buyer under this Agreement materially untrue or materially misleading as of the Closing Date or any covenant of Seller under this Agreement, the nonperformance of which would have a material adverse effect on the value of all or any portion of the Premises, incapable of being performed, it being understood that Seller's obligation to provide notice to Buyer under this item shall in no way relieve Seller of any liability for breach by Seller of any of its representations, warranties or covenants under this Agreement subject to the other terms of this Agreement.

            (i) Litigation. It shall be a condition precedent to Buyer's obligations under this Agreement that there shall be, as of the Closing Date, no pending Litigation (including, without limitation, relating to any Lease of a Required Tenant), that would, if determined adversely to Seller, in Buyer's reasonable judgement, materially adversely affect (i) the value of the Premises,
(ii) the ability of Buyer to use Seller's Premises for the purposes for which they are being used on the date hereof or (iii) the ability of Seller to perform its obligations under this Agreement.

            (j) Title Insurance; Survey. Seller shall cooperate with Buyer in its efforts to obtain satisfactory title insurance insuring its interest in the Premises, including, without limitation, by executing and delivering such authority documents, indemnities regarding mechanics' and materialmen's liens and parties in possession and other materials (excluding indemnities other than as described above in this sentence) as are reasonably required by the Title Company (or other title insurer selected by Buyer). It shall be a condition precedent to Buyer's obligations hereunder that the Title Company (or other title insurer selected by Buyer) shall be prepared to issue, and if Buyer pays the premium therefor, that Buyer shall receive from the Title Company (or other title insurer selected by Buyer), at Buyer's expense, an ALTA title insurance policy (1992 Form) insuring its interest in the Premises subject only to the Permitted Encumbrances in an amount of not less than One Hundred Fifteen Million Dollars ($115,000,000), having all standard and general printed exceptions deleted so as to afford full extended form coverages, including, such affirmative coverages and endorsements as Buyer shall reasonably require and being otherwise consistent with the terms of this Agreement. It shall further be a condition precedent to Buyer's obligations under this Agreement that, subject to Section 16 hereof, Seller shall have made no change to the Premises from and after the Option Exercise Date that would be shown on an accurate survey made as of the Closing Date.

            (k) Exercise of SAIC I Option; Conveyance of all Premises. It shall be a condition precedent to Buyer's obligations under this Agreement that the SAIC I Option shall not have been exercised. It shall be a condition precedent to Buyer's obligations under this Agreement that the Closing shall occur with respect to all but not less than all of the Premises, subject, however, to
Section 16 hereof.

            (l) Assumed Indebtedness. It shall be a condition precedent to Buyer's obligations under this Agreement that Buyer shall have received from the holder of any Assumed Indebtedness Buyer elects and is permitted by the holder thereof to assume such confirmations and other agreements as Buyer reasonably requests in form and substance reasonably satisfactory to Buyer. It shall be a further condition precedent to Buyer's obligations hereunder that Buyer shall receive payoff letters from the holders of all Assumed Indebtedness Buyer elects to repay. If Buyer is able to achieve a waiver by the holder of any Assumed Indebtedness of any amount Buyer has agreed to pay under Section 3, such savings shall redound solely to the benefit of Buyer and shall have no impact on any of Seller's rights or obligations under this Agreement.

            (m) Lock-Up. Seller shall enter into a lock-up agreement in the form of Exhibit K at Closing (the "Lock-Up Agreement").

            (n) Transfer of OP Units and Registration Rights Following Lock-Up. Seller acknowledges that Seller and all OP Units shall be subject to all terms and conditions of the Lock-Up Agreement and the Partnership Agreement, including without limitation, regarding transfer and redemption. Seller and the general partner in Buyer agree to enter into a Registration Rights Agreement in the form of the Exhibit L attached hereto and incorporated herein at Closing.

            (o) Amendment to Partnership Agreement. Seller acknowledges that it shall be bound by and subject to all terms of the Partnership Agreement and shall enter into an amendment to the Partnership Agreement at Closing evidencing Seller's admission to the Partnership as a limited partner and agreement to be bound by all terms thereof and otherwise complying with the terms of this Agreement.

            13. Buyer's Covenants; Seller's Conditions Precedent

      (a) Upon Seller's written request for a period of one (1) year after the Closing, Buyer shall make its records pertaining to the Premises available to Seller for inspection, copying and audit by Seller's designated accountants at Seller's sole cost and expense, except as provided below in this item. In no event shall Buyer be required to disclose any material, inside or nonpublic information or make any other disclosure that would violate any securities Law or interpretation thereof. This provision shall survive the Closing.

      (b) Buyer shall promptly notify Seller of the occurrence of any event or circumstance known to Buyer that will make any representation or warranty of Buyer to Seller under this Agreement materially untrue or materially misleading as of the Closing Date or any material covenant of Buyer under this Agreement incapable of being performed, it being understood that Buyer's obligation to provide notice to Seller under this item shall in no way relieve Buyer of any liability for breach by Buyer of any of its representation, warranties or covenants under this Agreement subject to the other terms of this Agreement.

            14. Seller's Closing Deliveries. At the Closing, Seller shall deliver or cause to be delivered to Buyer, as a condition precedent to Buyer's obligations under this Agreement, the following in form and substance reasonably acceptable to Buyer and its counsel:

            (a) Deed. Sufficient special warranty deeds executed by Seller, in recordable form conveying the premises to Buyer free and clear of all liens, claims and encumbrances except for the Permitted Encumbrances;

            (b) Bill of Sale. A special warranty assignment and bill of sale, executed by Seller, assigning, conveying and warranting to Buyer title to the personal property of Seller, free and clear of all encumbrances other than the Permitted Encumbrances;

            (c) General Assignment. An assignment executed by Seller to Buyer of all right, title and interest of Seller in and to any intangible personal property of Seller relating to its portion of the Premises, including, without limitation, warranties, trade names and any Permits, to the extent assignable;

            (d) Assignment of Leases, Estoppel Certificates and Subordination Agreements. An assignment of Seller's right, title and interest in and to the Leases (including all security deposits and/or other deposits thereunder except those applied and described in Exhibit H) affecting its portion of the Premises, with (i) the agreement of Seller to indemnify, protect, defend and hold Buyer harmless from and against any and all Losses (as defined below) arising in connection with such Leases and relating to the period of time prior to the Closing Date and (ii) an assumption of Leases by Buyer and the corresponding agreement of Buyer to indemnify, protect, defend, and hold Seller harmless from and against any and all Losses arising in connection with such Leases relating to the period of time from and after the Closing Date, together with the estoppel certificates and agreements, required under Section 8 above;

            (e) Letters to Tenants. Letters executed by Seller addressed to all tenants under Leases affecting Seller's portion of the Premises and reasonably approved by Buyer notifying all such tenants of the transfer of ownership and directing payment of all rents accruing after the Closing Date to be made to Buyer or at its direction;

            (f) Original Documents. To the extent not previously delivered to Buyer and in Seller's possession or control, originals of the Leases, Permitted Encumbrances, Permits and copies of all other documents, files, materials and information in Seller's possession or control reasonably requested by Buyer related to the foregoing or otherwise affecting or applicable to Seller's portion of the Premises;

            (g) Plans and Specifications. All plans and specifications for Seller's portion of the Premises in Seller's possession or control;

            (h) Section 1445 Affidavit. An affidavit from each Seller confirming that such Seller is not a foreign person within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended;

            (i) Rent Roll. A Rent Roll from each Seller updated through the Closing Date, certified by such Seller to be true, complete and correct in all material respects as of the Closing Date;

            (j)   Registration Rights Agreement, Lock-Up Agreement and
Amendment to Partnership Agreement.   A Registration Rights Agreement, a
Lock-Up Agreement and the Amendment, as provided in items (n), (o) and (p) of
Section 12;

            (k) Management Agreement. A management agreement for the Additional Option Properties, as described in Section 24, and evidence of termination of any other management agreement(s) in effect prior to the Closing Date.

            (l) Assumed Indebtedness. Any and all documents reasonably required by the holder of any Assumed Indebtedness Buyer is permitted and elects to assume and any payoff letters and release and other documents reasonably requested by Buyer in connection with any Assumed Indebtedness Buyer elects to prepay.

            (m) Title Documents. Such information, documents and affidavits (excluding indemnities) as are required by the Title Company (or other title insurer selected by Buyer) and such indemnities as are required under Section 12(h).

            (n) Closing Statement. A closing statement conforming to the proration and other relevant provisions of this Agreement.

            (o) Evidence of Authority. Evidence of Seller's authority to consummate the transactions which are the subject of this Agreement, including, without limitation, consents of all partners in Seller.

            (p) Other. Such other documents and instruments as may reasonably be required by Buyer in connection with the consummation of the transactions that are the subject of this Agreement and otherwise to effect the agreements of the parties hereto, including, without limitations, all certifications required under Section 12(c).

            15. Buyer's Closing Deliveries. At the Closing, Buyer shall deliver or cause to be delivered to Seller, as a condition precedent to Seller's obligations under this Agreement, the following in form and substance reasonably acceptable to Seller and its counsel:

      (a) The assignment of Leases contemplated in Section 13(d), the title documents contemplated in Section 13(m), and the closing statement contemplated in Section 13(n).

      (b) Evidence of Buyer's authority to consummate the transactions which are the subject of this Agreement.

      (c) Such other documents and instruments as may reasonably be required by Seller in connection with the consummation of the transactions that are the subject of this Agreement and otherwise to effect the agreements of the parties hereto.

      (d) Buyer shall cause the general partner of Buyer to enter into the agreements contemplated in Sections 12 (n), (o) and (p) of this Agreement at the Closing.

      (e) Buyer shall cause Beacon Property Management Corporation (the "Manager") to enter into the management agreement contemplated in Section 24.

            16. Eminent Domain and Casualty. In the event all or any portion of the Premises is damaged or destroyed by fire or other casualty or is taken or made subject to condemnation, eminent domain or other governmental acquisition proceedings, such that the cost to repair or restore would exceed Five Hundred Thousand Dollars ($500,000), then Buyer may, at its option, (i) elect to terminate this Agreement by written notice to Seller, in which event the Deposit shall be forthwith returned to Buyer and, thereupon, the rights and obligations of each of the parties to this Agreement and each other shall cease and terminate, except as otherwise expressly provided in this Agreement, or (ii) accept delivery of the Deeds. In such latter event Buyer shall deliver the full Consideration for the Premises and have assigned to it the amount of any insurance proceeds or award(s), as the case may be, allocable to the portion(s) of the Premises so damaged, destroyed or taken and not reasonably applied by Seller to repair or restoration of the Premises.

            17. Environmental, Health and Safety Matters.

            (a) Representations and Warranties. Each Seller hereby represents and warrants as follows, but only with respect to its portion of the Premises:

                        (i) To the best of Seller's knowledge, except as set forth in Exhibit E, there have been no past, and there are no pending or, to the best of Seller's knowledge, threatened (A) written claims, complaints, notices, or requests for information received by Seller with respect to any alleged violation of any federal, state, county, municipal or local statutes, laws, ordinances, rules, regulations, directives, orders or the like in effect now or in the future relating to environmental, health or safety matters (collectively, "Environmental Laws") with respect to Seller's portion of the Premises, or (B) written claims, complaints, notices, or requests for information to Seller regarding potential or alleged liability under any Environmental Law with respect to Seller's portion of the Premises;

                        (ii) To the best of Seller's knowledge, except as set forth in Exhibit E, there have been no releases, including, without limitation, migrations, of hazardous materials or any other substances or materials regulated under any Environmental Law (collectively, "Hazardous Materials") at, on, under, onto, about or emanating from Seller's portion of the Premises during its period of ownership, and to the best of Seller's knowledge, there has been no such release at any other time;

                        (iii) Seller has been issued, and Seller is in material compliance with, all orders, directives, requirements, certificates and Permits from applicable governmental authorities relating to Environmental Laws applicable to Seller's portion of the Premises;

                        (iv) Neither Seller's portion of the Premises nor any portion thereof is listed or, to the best of Seller's knowledge, proposed for listing on the National Priorities List pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss.ss.9601 et seq), as amended ("CERCLA") or on any state list of sites requiring remedial action;

                        (v) To the best of Seller's knowledge, Seller has not transported or arranged for the transportation of any Hazardous Material from Seller's portion of the Premises to any location that is listed or proposed for listing on the National Priorities List pursuant to CERCLA or on any similar state list, or that is the subject of federal, state, or local enforcement actions or other investigations that may lead to claims against Seller for any remedial action, damage to natural resources, or personal injury, including, but not limited to, claims under CERCLA;

                        (vi) Except as set forth in Exhibit E, Seller has not removed (or required or requested the removal of) any polychlorinated biphenyls or asbestos from Seller's portion of the Premises; and

                        (vii) Except as set forth in Exhibit E, to the best of Seller's knowledge, there are no active or inactive underground storage tanks ("USTs") at Seller's portion of the Premises. Seller has not removed or abandoned any USTs at Seller's portion of the Premises, and Seller has no knowledge of the existence, abandonment or removal of USTs at Seller's portion of the Premises by any other person or entity;

            (b) Survival of Representations and Warranties. The representations and warranties of Seller contained in this Section 17 shall be deemed made as of the date of this Agreement and shall terminate on Closing.

            18. Assignment. Except as provided below in this Section, this Agreement shall not be assignable by Buyer or Seller. Buyer shall have the right to assign its rights and obligations with respect to the Additional Option Premises under this Agreement to a controlled affiliate of Buyer. This provision shall survive the Closing.

            19. Contiguous Parcels. Seller represents that if any of the properties comprising the Premises is composed of two (2) or more parcels, such parcels are contiguous on their common boundary lines, but if it should be determined that title to one (1) of such parcels is defective, then for the purposes of this Agreement, title to both parcels shall be deemed to be defective.
            20. Accelerated Closing. Buyer, at Buyer's option exercised by not less than five (5) days' written notice to Seller, may accelerate the date set for Closing, in which event the Closing shall be held on such earlier date. Upon receipt of Buyer's written notice of acceleration, Seller shall deliver proper notice of termination of all contracts to be terminated in accordance with the terms of this Agreement, and Buyer shall pay all amounts due in connection with such terminations. Delivery of such notice by Seller shall satisfy Seller's obligations under this Agreement regarding the termination of such contracts.

            21. Buyer's and Seller's Breach. If Buyer, after exercising the Option, shall fail to perform, fulfill or observe any of its representations, warranties or agreements set forth herein, other than those in Sections 7, 9, 11, 12(b), 12(f), 12(g), 13(a), 22, 26, 28, 29, 32, 33, 34, 35 and 36, the sole right of Seller shall be to retain the Deposit as liquidated damages for loss of its bargain, and Seller shall not have any rights nor be entitled to bring any action at law or in equity, including, without limitation, for specific performance or for any other damages whatsoever. With respect to defaults by Buyer or failure to observe its agreements, in each case under the aforementioned Sections, in addition to its rights to retain the Deposit, Seller shall retain all of its rights at law and in equity. Notwithstanding anything to the contrary contained herein, Buyer shall retain all of its rights at law and in equity in connection with any failure by Seller to perform, fulfill or observe any of its representations, warranties, agreements or acknowledgements under Section 12 hereof or this Agreement to be performed after Closing or which survive termination of this Agreement or Closing.

            22. Closing. The words, "closing of title," "closing", "delivery of the Deeds" and words of similar import, as used in this Agreement, are intended to mean the event of consummation of the conveyance to Buyer of the Premises in accordance with the terms of this Agreement. The Closing shall occur pursuant to arrangements consistent with local custom and reasonably satisfactory to Buyer and Seller. Seller and Buyer agree that each of them shall bear fifty percent (50%) of all transfer and similar taxes due in connection with the transactions that are the subject of this Agreement. Seller and Buyer each agree to deliver to the other following Closing any and all such other documents and instruments as are reasonably requested by the other to achieve the purposes of this Agreement. This provision shall survive Closing.

            23. Additional Option. Upon Closing, Seller shall be deemed to have given and granted to Buyer an irrevocable option to acquire the Additional Option Premises, upon the terms, covenants, conditions and provisions set forth in this Section (the "Additional Option"). The Additional Option may be exercised by Buyer's giving written notice of Buyer's exercise, to Seller at any time prior to March 1, 1999 (the "Additional Option Exercise Date"). The notice of exercise of the Additional Option shall set forth a day and hour (the "Additional Option Closing Date"), not less than thirty (30) nor more than sixty (60) days after the date such notice is given, for consummation of the conveyance of the Additional Option Premises as contemplated by this Agreement (the "Additional Closing"). Without limiting any other term of this Agreement, Buyer and its permitted assignee shall have the right to perform all such diligence on the Additional Option Premises as Buyer is permitted to perform under this Agreement with respect to the Premises, and Seller shall have such obligations with respect thereto as are set forth in this Agreement. Buyer shall have the right to perform such diligence within any two (2) sixty (60)-day periods selected by Buyer. If Buyer shall not have exercised the Additional Option in accordance with the terms of this Agreement at the end of such second
(2nd) sixty (60)-day period, the Additional Option shall be null and void and of no further force and effect. Except as expressly set forth to the contrary in this Section, all terms and conditions of this Agreement pertaining to Seller, Buyer or the Premises shall be applicable to the Additional Option Premises Sellers, Buyer and the Additional Option Premises, respectively, as if so expressly provided in each place, including, without limitation, those regarding obligations and rights with respect to the Premises, arrangements regarding conveyance of the Premises and matters pertaining to Closing or survival following Closing, the parties hereto acknowledging that it is their intent that Buyer or its permitted assignee and Additional Option Premises Sellers have the same rights and obligations with respect to each other and the Additional Option Premises as Buyer and Seller have with respect to each other and the Premises under this Agreement. Additionally, except as expressly provided below in this Section, all representations and warranties made by Seller in this Agreement as of the date of this Agreement and/or the Option Exercise Date shall be deemed made by the Additional Option Premises Sellers with respect to themselves and their respective portions of the Additional Option Premises as of the Additional Option Exercise Date, and all representations and warranties made by Seller in this Agreement as of the Closing Date shall be deemed made by the Additional Option Premises Sellers with respect to themselves and their respective portions of the Additional Option Premises as of the Additional Option Closing Date. Additional Option Premises Sellers shall notify Buyer (or its permitted assignee, if applicable) within twenty (20) days after written request therefor by Buyer if any representation or warranty to be deemed made by it as of the Additional Option Exercise Date shall be untrue in any material respect as of such date. It shall be a condition precedent to Buyer's obligations under this Agreement that no such representation or warranty shall be untrue in any material respect as of the Additional Option Closing Date, but Additional Option Premises Sellers shall not be deemed to make any such representation or warranty that would be untrue in any material respect with respect to which notice was so delivered by Additional Option Premises Sellers. All representations and warranties of the Additional Option Premises Sellers, other than those made pursuant to this Section and Sections 10(a), 17, 28 and 32 (which may have a longer or shorter survival period) or as otherwise provided in Section 10(b), if applicable, shall survive the Additional Option Closing Date for a period of twelve (12) months. Additional Option Premises Sellers shall have no liability for any misrepresentation with respect to which a claim is made by Buyer or its assignee after such twelve (12) month-period, except to the extent Buyer or such assignee commences litigation on or before the expiration of such twelve (12) month-period on account of any alleged misrepresentation. Additional Option Premises Sellers hereby agree to indemnify and hold Buyer and its permitted assignee, if any, harmless from and against any and all Losses suffered and occurred by Buyer or such assignee on account of any misrepresentation for which Additional Option Premises Seller is liable under this Section. The purchase price (the "Price") to be paid by Buyer or its permitted assignee for the Additional Option Premises shall equal the sum, discounted to net present value using a ten percent (10%) discount rate, of (i) all "Fixed Annual Rental" due under the Lease of SAIC II by SAIC, in accordance with the terms of such Lease in effect as of the date of this Agreement, from the date on which the Additional Option is exercised through the end of the "Initial Term", as such term is defined pursuant to the terms of such Lease in effect as of the date of this Agreement, minus (ii) all regularly scheduled payments of principal and interest for the period from the date on which the Additional Option is exercised through the end of the "Initial Term" due or to become due on account of indebtedness secured by the Additional Option Premises pursuant to the terms of such indebtedness in effect as of the date of this Agreement. Additional Option Premises Seller represents and warrants that the Initial Term under the Lease of SAIC II to SAIC ends on March 31, 1999. Upon exercise of the Additional Option, and as a condition to the valid exercise thereof, Buyer or its permitted assignee shall deliver to Escrow Agent a deposit in the amount of $100,000, which, together with all interest earned thereon, shall be held and delivered in the manner as provided in this Agreement with respect to the Deposit. The Price shall be paid in immediately available funds to Additional Option Premises Seller at the Closing with respect to the Additional Option Premises and shall be decreased by any prorations and adjustment in Buyer's favor and increased by any prorations and adjustments in Seller's favor, in each case as such prorations and adjustments are calculated in accordance with the terms of this Agreement. From and after the Closing, Additional Option Premises Seller shall permit Buyer to participate in any discussions and negotiations regarding the Leases to SAIC for SAIC II and SAIC III or any proposed new leases for such all or any portion of such Additional Option Premises. From and after the Closing, Additional Option Premises Sellers shall permit Buyer to participate in any discussions and negotiations regarding the financing, refinancing or restructuring of financing on SAIC II and/or SAIC
III. Buyer shall take the Additional Option Premises subject to the indebtedness existing thereon as of the date of this Agreement and shall be responsible for any assumption, prepayment or other fees and expenses of the type described in
Section 3. This provision shall survive the Closing.

            24. Management of the Additional Option Premises. Upon Closing, the Manager shall become the property manager for the Additional Option Properties. Seller agrees to terminate any existing management agreement(s) for the Additional Option Properties, at its own expense, as of the Closing Date. Prior to the Option Exercise Date, Buyer and Seller shall work together in good faith to reach agreement on a mutually acceptable management agreement, which will be executed and delivered by Seller and the Manager at Closing. It shall be a condition precedent to Buyer's obligations under this Agreement that a management agreement mutually and reasonably acceptable to Buyer and Seller shall be agreed upon and entered into at Closing. Such management agreement shall survive Closing with respect to the Premises.

            25. Failure to Conform. Without limiting any of Buyer's rights under
Section 5, in the event that Seller is unable to give title or make conveyance or deliver possession of the Premises as herein provided or, if at the time of Closing, the Premises do not conform with the provisions hereof, then and in any such event Buyer may, at its option, either (i) terminate this Agreement, in which event the Deposit shall be returned to Buyer and thereupon the rights and obligations of each of the parties to this Agreement shall cease and terminate, except as otherwise expressly provided or (ii) accept such title as Seller can then deliver to the Premises in their then condition and to pay therefor the full Consideration, in which event Seller shall convey such title and so deliver the Premises.

            26. Prorations. Real estate taxes, other assessments, utilities, fuel, water and/or sewer charges, if any, rents (including, without limitation, base rent, additional rent, other amounts to be paid to the landlord under the Leases and security deposits) and other income, telephone charges, interest on the Assumed Indebtedness and other customary expenses shall be prorated at Closing. Such prorations shall be made on the basis of final meter readings and final invoices, but, to the extent final readings and invoices are not available at Closing, such prorations shall be made on the basis of the most current, available bills and reprorated upon issuance of final bills. No delinquent rents shall be prorated at Closing in favor of Seller. Payments received by Buyer from any tenant following Closing on account of rent shall be first applied to rents then due and owing from such tenant for the month in which the Closing occurs, then due rents for any period following Closing and the remainder, if any, thereafter promptly delivered to Seller to the extent of delinquent rent owing from such tenant as of Closing. Buyer shall use reasonable efforts to collect rents delinquent as of Closing for Seller but shall in no event be obligated to bring any action against any tenant or spend any money in the exertion of such efforts. Any amounts received by Seller on account of rent or other income following Closing shall be promptly delivered to Buyer for application and delivery, if applicable, in accordance with the terms of this Section. For purposes of making prorations, Buyer shall be deemed to be in title to the Premises, and entitled to the income therefrom and responsible for the expenses thereof, for the Closing Date, and Seller shall be entitled to the income from and responsible for the expenses of the Premises for all periods prior to the Closing Date. Any prorations not specifically addressed in this Section but customarily made in transactions of the type that is the subject of this Agreement shall be made in accordance with local custom. All prorations shall be made on the basis of the actual number of days of the year and month that shall have elapsed as of the Closing Date. Buyer shall be entitled to a proration in its favor in the amount of $284,327. Seller represents to Buyer that such amount is the amount to be paid by Booz Allen Hamilton in connection with the termination of its Lease in the E.J. Randolph Premises. All prorations shall be netted and paid by Seller to Buyer, or Buyer to Seller, as applicable, by wire transfer to an account designated by the applicable party in immediately available funds at the time of Closing. This provision shall survive Closing.

            27. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given and delivered three days after posting when mailed, by registered or certified mail, postage and registration or certification charges prepaid, or on the day of delivery when sent by hand or recognized overnight courier service, addressed, in the case of Seller, to Seller at c/o Rhode Island Corporation, 22 East 67th Street, New York, New York 10021, with a copy to Chris M. Smith, Esq., Shearman & Sterling, Citicorp Center, 153 East 53 Street, New York, NY 10022-4676 and, in the case of Buyer, to Buyer at 50 Rowes Wharf, Boston, MA 02110, Attention: Lionel P. Fortin, with a copy to Goodwin, Procter & Hoar, Exchange Place, Boston, MA 02109, Attention:
Gilbert G. Menna, P.C., except that either party may by written notice to the other designate another address which shall thereupon become the effective address of such party for the purposes of this Section. This provision shall survive the Closing.

            28. Brokers. Seller represents and warrants to Buyer that it has dealt with no brokers, finders or other parties who would be due a similar fee in connection with the transactions that are the subject of this Agreement other than Yarmouth Property Services Limited, Inc. Buyer represents and warrants to Seller that it has dealt with no brokers or finders in connection with the transactions that are the subject of this Agreement. The parties agree that Seller shall be solely responsible for any broker's or finder's fee, commission or other compensation payable to Yarmouth Property Services Limited, Inc. in connection with this Agreement or the conveyance of the Premises. Seller agrees to indemnify and hold Buyer harmless from and against all claims, suits, obligations, liabilities and damages, including, without limitation, attorneys' fees and disbursements (collectively, "Losses"), arising out of any such broker's or finder's fee, commission or other compensation or any claim therefor or from any misrepresentation by Seller under this Section. Buyer agrees to indemnify and hold Seller harmless from and against any and all Losses arising from any misrepresentation by Buyer under this Section. This provision shall survive Closing.

            29. Miscellaneous. In the event any period described in this Agreement expires or any obligation under this Agreement is to be performed on day which is not a business day, such period shall be extended to or such obligation shall be performed on the business day next succeeding such day. Section headings shall have no meaning in construing this Agreement. All representations, warranties and agreements of Seller in this Agreement shall be deemed both personal and covenants running with all land to which they apply and shall be applicable to and binding upon Seller and such land both during and after the period Seller's right, title and interest in such land shall continue. All representations and warranties of Seller shall survive the Closing Date for a period of twelve (12) months, other than those contained in Sections 10(a), 10(b), if applicable, 17 and 28 (which may have a longer or short survival period). Seller shall have no liability for any misrepresentation with respect to which a claim is made by Buyer after such twelve (12) month period, except to the extent Buyer commences litigation on or before the expiration of such twelve
(12)-month period on account of any alleged misrepresentation. Seller and Buyer each hereby agree to indemnify and hold the other harmless from and against any and all Losses suffered or incurred by the other on account of a misrepresentation of Seller, or Buyer, as the case may be, for which Seller, or Buyer, as the case may be, is liable under this Section. Notwithstanding anything to the contrary that may be contained in this Agreement, those obligations expressly provided to survive Closing or termination of this Agreement and those which by their terms are to be performed after Closing or termination of this Agreement shall survive Closing or termination of this Agreement, as the case may be, and not merge into any other document or any conveyance and each of Buyer and Seller shall retain all of their rights at law and in equity for breaches by the other of its obligations under this Agreement occurring prior to or following Closing. All rights and remedies of the parties shall be cumulative and not alternative, in addition to and not exclusive of any other right or remedy to which the parties may be lawfully entitled in case of any breach of threatened breach of any term or provision hereof; the rights and remedies of the parties shall be continuing and not exhausted by any one or more uses thereof, and may be exercised at any time or from time to time and as often as may be expedient; and any option or election to enforce any such right or remedy may be exercised or changed at any time or from time to time. This Agreement sets forth the entire agreement by the parties, and no custom, act, forbearance, or words or silence at any time, gratuitous or otherwise, shall impose any additional obligation or liability upon Buyer or Seller or waive or release either party or act as a supplement, alteration, amendment or change of any term hereof, including this clause, unless set forth in a written instrument duly executed by such party expressly stating that it is intended to impose such an additional obligation or liability or to constitute such a waiver or release, or that it is intended to operate as such a supplement, alteration, amendment or change. This Agreement shall be no more strictly construed against Buyer than Seller or vice versa, both having contributed in a material fashion to the negotiation and preparation hereof. Conditions precedent to a party's obligations hereunder are for the benefit of such party only and may be waived only by such party in its sole discretion. This Section shall survive Closing or termination of this Agreement.

            30. Governing Law and Binding Effect. This Agreement shall be governed by the laws of the State of Virginia. This Agreement shall be binding on and inure to the benefit of the successors and permitted assigns of Seller and the successors and permitted assigns of Buyer. This provision shall survive the Closing.

            31. Severability. If any term or provision of this Agreement or the application thereof to any person, property or circumstance which is not of essence to this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons, properties and circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. This provision shall survive the Closing.

            32. Authority. Each party signing this Agreement on behalf of Seller and Buyer, respectively, represents and warrants that such person has full authority to do so, that such person (on behalf of itself and the party for whom it is signing) has obtained all necessary consents, approvals and authorizations from any person, entity or governmental authority required to enter into this Agreement and perform its obligations hereunder, including, without limitation, to convey the Premises to Buyer subject to the terms and conditions hereof, and that this Agreement is binding upon the entity or entities on behalf of which such person signed or such person, if an individual. Except as set forth in Exhibit E, Seller represents and warrants to Buyer that neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will (A) result in a breach of, default under, or acceleration of, any agreement to which Seller is a party or by which Seller or all or any portion of the Premises are bound; or (B) violate any restriction, court order, agreement or other legal obligation to which Seller and/or all or any portion of the Premises is subject. Buyer represents and warrants to Seller that neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will (Y) result in a breach of, default under, or acceleration of, any agreement to which Buyer is a party or to which Buyer is bound; or (Z) violate any restriction, court order, agreement or other legal obligation to which Buyer is subject. Seller represents and warrants to Buyer that Seller has delivered to Buyer true, complete and correct copies of each partnership agreement pursuant to which Seller was formed, which partnership agreements are in effect as of the date of this Agreement and are unmodified except as set forth in copies delivered to Buyer. Buyer has delivered to Seller on or before the date of this Agreement a copy of Buyer's general partner's articles of incorporation certified by the Secretary of State of the State of Maryland.

            33. Good Faith. Seller and Buyer shall work together in good faith to accomplish the consummation of the transactions contemplated by this Agreement, and Buyer and Seller shall each furnish the other with such documents or further assurances as the other may reasonably require in connection with such transactions. This provision shall survive Closing.

            34. Confidentiality. Each party hereto agrees to maintain in confidence, and not to discuss with or disclose to any person or entity who is not a party to this Agreement, the existence of this Agreement, any term of this Agreement or any aspect of the transactions contemplated hereby, except as provided below in this Section. Each party hereto may discuss with and disclose to its accountants, attorneys, existing or prospective lenders, investment bankers, underwriters, ratings agencies, partners, consultants and other advisors and, to the extent required to comply with the SAIC I and SAIC II Right of First Refusal, to SAIC the matters described above to the extent such parties reasonably need to know in connection with the transactions contemplated by this Agreement and are bound by a confidentiality obligation identical in all material respects to the one created in this Section. Additionally, each party may discuss and disclose such matters to the extent necessary to comply with any requirements of the Securities and Exchange Commission or in order to comply with any securities Law or interpretation thereof. Each of Buyer and Seller represents and warrants to the other that, to the best of their knowledge, no fact or circumstance exists which would require such discussion or disclosure as of the date of this Agreement. This provision shall survive termination of this Agreement, but shall terminate upon Closing, except as provided below. Any press release at any time to be made by any OP Unit Holder or Buyer, respectively, regarding any matter which is the subject of the confidentiality obligation created in this Section shall be subject to the reasonable approval of Buyer or Rhode Island Corporation, respectively, both as to timing and content. Notwithstanding anything to the contrary contained herein, no disclosures shall be made with respect to the existence or any terms of this Agreement until the Option Exercise Date, except as Buyer is required to make pursuant to securities Law or interpretations thereof.

            35. No Other Representations or Warranties by Seller. Buyer represents, warrants and agrees that (i) Buyer has examined or will examine the Premises and is or will be familiar with the physical condition thereof and has conducted or will conduct such investigation of the affairs of the Premises as Buyer may consider appropriate, (ii) neither Seller nor any of the employees, agents or attorneys of Seller have made any verbal or written representations, warranties, promises or guaranties whatsoever to Buyer, whether express or implied, and, in particular, that no such representations, warranties, promises or guaranties have been made with respect to the physical condition or operation of Premises, the actual or projected revenue and expenses of the Premises, the zoning and other laws, regulations and rules applicable to the Premises or the compliance of the Premises therewith, the quantity, quality or condition of the articles or personal property and fixtures included in the transactions contemplated hereby, the use or occupancy of the Premises or any part thereof or any other matter or thing affecting or related to the Premises or the transactions contemplated hereby, except as, and solely to the extent, herein specifically set forth, and (iii) Buyer has not relied upon any such representations, warranties, promises or guaranties other than those representations, warranties, promises or guaranties herein specifically set forth herein, and, then, only to the extent thereof, or upon any statements made in an informational brochure with respect to the Premises and, except as set forth hereinabove, has entered into this Agreement after having made and relied solely on its own independent investigation, inspection, analysis, appraisal, examination and evaluation of the facts and circumstances.

            36. As-Is Acquisition. Buyer agrees to accept the Premises "AS IS", "WHERE IS" and "WITH ALL FAULTS" in its condition as of the Option Exercise Date, subject to ordinary wear and tear during the Interim Period, the representations and warranties made in this Agreement and Section 16 hereof. Seller agrees to deliver the Premises to Buyer at Closing in the condition in which they are in as of the Option Exercise Date, subject to ordinary wear and tear during the Interim Period, and free of tenants and occupants other than tenants under Leases and sublessees, sub-sublessees and assignees set forth in Exhibits F and I or otherwise occupying space in the Premises.

            37. Multiple Counterparts. This Agreement may be executed in multiple counterparts, all of which when taken together will constitute one agreement.

      IN WITNESS WHEREOF, the parties here to have executed this Agreement as of the date set forth above.

                                 Limited Joinder

      The general partner of Buyer hereby joins in and executes and delivers this Agreement for the sole purpose of making the acknowledgments and agreements contained in Section 9 and Section 12(0). All parties to this Agreement acknowledge that the general partner of Buyer shall have no obligation or liability in connection with this Agreement other than as set forth in and under
Section 9 and Section 12(0).

                                    GENERAL PARTNER OF BUYER:

                                    Beacon Properties Corporation

                                    By: /s/ Lionel P. Fortin
                                            Name: Lionel P. Fortin
                                            Title: Chief Operating Officer



WITNESS:                            SELLER:

                                    GREENSBORO ASSOCIATES LIMITED
                                    PARTNERSHIP, a Virginia limited partnership


______________________________      By: /s/ David W. Evans
                                            Name: David W. Evans
                                            Title: General Partner


______________________________      By: /s/ A.J. Clark
                                            Name: A.J. Clark
                                            Title: General Partner

______________________________      By:   The Sotweed Corporation, a Delaware
                                          corporation, as general partner


______________________________            By: /s/ Robert G. Goelet
                                                  Name: Robert G. Goelet
                                                  Title: President

______________________________            By: /s/ Jonathan M. Rather
                                                  Name: Jonathan M. Rather
                                                  Title: Treasurer


                                    JOHN MARSHALL ASSOCIATES LIMITED
                                    PARTNERSHIP, a Virginia limited partnership


______________________________            By: /s/ David W. Evans
                                                  Name: David W. Evans
                                                  Title: General Partner


______________________________            By: /s/ A.J. Clark
                                                  Name: A.J. Clark
                                                  Title: General Partner


______________________________            By:   The Sotweed Corporation,
                                                a Delaware corporation,
                                                as general partner


______________________________            By: /s/ Robert G. Goelet
                                                  Name: Robert G. Goelet
                                                  Title: President


______________________________            By: /s/ Jonathan M. Rather
                                                  Name: Jonathan M. Rather
                                                  Title: Treasurer



                                          PIMPERNELL ESTATES LIMITED
                                          PARTNERSHIP, a Virginia limited
                                          partnership


______________________________            By:   Pimpernell Corporation,
                                                a Delaware corporation,
                                                as general partner

______________________________            By: /s/ Robert G. Goelet
                                                  Name: Robert G. Goelet
                                                  Title: President


______________________________            By: /s/ Jonathan M. Rather
                                                  Name: Jonathan M. Rather
                                                  Title: Treasurer

                                          WOODLAND-NORTHRIDGE I LIMITED
                                          PARTNERSHIP, a Virginia limited
                                          partnership


______________________________      By: /s/ David W. Evans
                                            Name: David W. Evans
                                            Title: General Partner


______________________________      By: /s/ A.J. Clark
                                            Name: A.J. Clark
                                            Title: General Partner

                                    By:    White Swan Oil Corporation, a
                                           Delaware corporation,
                                           as general partner


______________________________            By: /s/ Jonathan M. Rather
                                                  Name: Jonathan M. Rather
                                                  Title: Vice President


                                    By:   Green Highlander Corporation,
                                          a Delaware corporation,
                                          as general partner


______________________________            By: /s/ Jonathan M. Rather
                                                  Name: Jonathan M. Rather
                                                  Title: Vice President

                                    By:   Windward Oil and Gas Corporation,
                                          a Texas corporation,
                                          as general partner


______________________________            By: /s/ Gilbert Kerlin
                                                  Name: Gilbert Kerlin
                                                  Title: President


                                    By:   Smoking Tree Corporation,
                                          a Delaware corporation,
                                          as general partner


______________________________      By:   /s/ Robert G. Goelet
                                              Name: Robert G. Goelet
                                              Title: President


______________________________      By:   /s/ Jonathan M. Rather
                                              Name: Jonathan M. Rather
                                              Title: Treasurer

                                          GOODRIDGE DRIVE ASSOCIATES
                                          LIMITED PARTNERSHIP,
                                          a Virginia limited partnership

_______________________________     By:   /s/ David W. Evans
                                              Name: David W. Evans
                                              Title: General Partner


_______________________________     By:   /s/ A.J. Clark
                                              Name: A. J. Clark
                                              Title: General Partner



                                    By:   RPC Associates, a Virginia
                                          general partnership, General
                                          Partner

                                    By:   Rattlesnake Point
                                          Corporation, a Delaware
                                          corporation, its general
                                          partner


                                     By:  /s/ Robert G. Goelet
                                              Name: Robert G. Goelet
                                              Title: President


                                     By:  /s/ Jonathan M. Rather
                                              Name: Jonathan M. Rather
                                              Title: Treasurer

                                     BUYER:


                                     BEACON PROPERTIES, L.P.,
                                     a Delaware limited partnership


                                     By:     Beacon Properties Corporation,
                                             a Maryland corporation,
                                             its general partner


____________________________         By:  /s/ Lionel P. Fortin
                                              Name: Lionel P. Fortin
                                              Title: Chief Operating Officer

                                    EXHIBIT A


                           DESCRIPTION OF THE PREMISES


- -----------------------------------------------------------------------------------------------
                                                                            Approximate
Seller                    Property Name            Address                  TRA/Lot Size
- -----------------------------------------------------------------------------------------------
John Marshall Associates  John Marshall I and      8283 Greensboro Drive    261,364 sf TRA
Limited Partnership       John Marshall III Land   McLean, Virginia 22102   111,176 sf Lot Size
- -----------------------------------------------------------------------------------------------
Greensboro Associates     E. J. Randolph           8251 Greensboro Drive    164,695 sf TRA
Limited Partnership                                McLean, Virginia 22102
- -----------------------------------------------------------------------------------------------
Pimpernell Estates        SAIC I                   1710 Goodridge Drive     128,655 sf TRA
Limited Partnership                                McLean, Virginia 22102
- -----------------------------------------------------------------------------------------------
Woodland-Northridge I     Northridge I             13221 Woodland Park Rd.  124,319 sf TRA
Limited Partnership                                Herndon, Virginia 22071
- -----------------------------------------------------------------------------------------------

                                    EXHIBIT B

                           ADDITIONAL OPTION PREMISES

- -----------------------------------------------------------------------------------------------
                                                                            Approximate
Seller                    Property Name            Address                  TRA/Lot Size
- -----------------------------------------------------------------------------------------------
Pimpernell Estates        SAIC II                                           128,655 sf TRA
Limited Partnership
- -----------------------------------------------------------------------------------------------
Goodridge Drive           SAIC III                                          124,319 sf TRA
Associates Limited
Partnership
- -----------------------------------------------------------------------------------------------

                                    EXHIBIT C

                          ALLOCATIONS OF VALUE AND DEBT

Property                       Values             Assumed Indebtedness
- -------------------------------------------------------------------------------
John Marshall I and         $32,293,000               $21,517,000
John Marshall III
- -------------------------------------------------------------------------------
E.J. Randolph                23,467,000                18,056,000
- -------------------------------------------------------------------------------
SAIC I                       37,378,000                27,879,000
- -------------------------------------------------------------------------------
Northridge I                 21,862,000                16,642,000
                             ----------                ----------
- -------------------------------------------------------------------------------
        TOTAL              $115,000,000               $84,094,000
- -------------------------------------------------------------------------------

                                    EXHIBIT D

                              PARTNERSHIP AGREEMENT

                                    EXHIBIT E

                               SELLER'S EXCEPTIONS

                                    EXHIBIT F

          RENT ROLL OF JOHN MARSHALL ASSOCIATES LIMITED PARTNERSHIP

            RENT ROLL OF GREENSBORO ASSOCIATES LIMITED PARTNERSHIP

             RENT ROLL OF PIMPERNELL ESTATES LIMITED PARTNERSHIP

            RENT ROLL OF WOODLAND-NORTHRIDGE I LIMITED PARTNERSHIP

                                    EXHIBIT G

                         LEASING AND RELATED AGREEMENTS


      The Evans Company is owed a commission in the amount of $800,541.30 for five year lease extension of Booz Allen and Hamilton in John Marshall I.

                                    EXHIBIT H

                            APPLIED SECURITY DEPOSITS



            Sam's Deli                          $ 2,703.75
            Park's Fabricare                    $ 1,212.00
            DSC Communications                  $11,933.00

                                    EXHIBIT I

                KNOWN SUBLEASES, SUB-SUBLEASES AND ASSIGNMENTS


                                      None

                                    EXHIBIT J

                            SUBSCRIBER QUESTIONNAIRE



                    Name:______________________________________



                      PROSPECTIVE SUBSCRIBER QUESTIONNAIRE

                                  ------------
                             Beacon Properties, L.P.
                                 50 Rowes Wharf
                                Boston, MA 02110
                               Tel: (617) 330-1400
                                  ------------

      The units of limited partnership interest (the "Units") of Beacon Properties, L.P. (the "Operating Partnership") are being offered without registration under the Securities Act of 1933, as amended (the "Securities Act"), and the securities laws of certain states. The Units are being offered in reliance on an exemption from registration under Regulation D of the Securities Act ("Regulation D") and similar state law exemptions. To satisfy the requirements of Regulation D and applicable state law exemptions, the Operating Partnership must determine whether a prospective unitholder meets that Regulation D and state law definitions of "accredited investor" before selling (or, in some states, offering) securities to such person. This Questionnaire is intended to assist the Operating Partnership in making this determination.

      Please complete, execute and date this Prospective Subscriber Questionnaire and deliver it to the address set forth above. Your answers will, at all times, be kept confidential except as necessary to establish that the offering and sale of the Units will not result in a violation of the registration provisions of the Securities Act or a violation of the securities laws of any state.

      1) To establish the basis of the Subscriber's status as an accredited investor, please answer the questions set forth below.

            a) Is the Subscriber an individual with a net worth (or net worth with his or her spouse) in excess of $1 million:

                              Yes__________     No__________


            b) Is the Subscriber an individual with net income (without including any net income of the Subscriber's spouse) in excess of $200,000, or joint income with the Subscriber's spouse, in excess of $300,000, in each of the two most recent years, and does the Subscriber reasonably expect to reach the same income level in the current year?

                              Yes__________     No__________


            c) Is the Subscriber an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (hereinafter "ERISA") whose decision to invest in the Operating Partnership is being made by a plan fiduciary which is either a bank, savings and loan association, insurance company or registered investment adviser or, alternatively, does the employee benefit plan have total assets in excess of $5,000,000 or is the employee benefit plan "self-directed" with investment decisions made solely by person(s) who answered "Yes" to item 1(a) or 1(b) above?

                              Yes__________     No__________


            d) Is the Subscriber a retirement plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees with total assets in excess of $5,000,000?

                              Yes__________     No__________


            e) Is the Subscriber a trust (including an individual retirement arrangement formed as a trust or a tax-qualified pension and profit sharing plan (e.g., a Keogh Plan) formed as a trust but not subject to ERISA) with total assets in excess of $5,000,000 that was not formed for the specific purpose of acquiring the Units and whose purchase is directed by a person with such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment?

                              Yes__________     No__________


            f) Is the Subscriber a corporation, partnership, Massachusetts or similar business trust or an organization described in Section 501(c)(3) of the Internal Revenue Code that was not formed for the specific purpose of acquiring the Units and whose total assets exceed $5,000,000?

                              Yes__________     No__________


            g)    Is the Subscriber one of the following entities:

                  (i) A "bank" as defined in Section 3(a)(2) of the Securities Act or any "savings and loan association" or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in an individual or fiduciary capacity;

                  (ii) A "broker/dealer" registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended;

                  (iii) An "insurance company," as defined in Section 2(13)
                        of the Securities Act;

                  (iv) An "investment company" registered under the Investment Company Act of 1940 or a "business development company" as defined in Section 2(a)(48) of the Investment Company Act of 1940;

                  (v) A "Small Business Investment Company" licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or

                  (vi)  A "Private Business Development Company"as defined in
                        Section 202(a)(22) of the Investment Advisers Act of
                        1940?

                    Yes__________               No__________


                    If yes, then which entity (i.e., (g)(i) through (vi) above)?


            h) Is the Subscriber an entity (other than a trust, but including a grantor trust) in which all of the equity owners can answer "Yes" to any one question set forth in Sections 1(a) through 1(g) immediately above?

                              Yes__________     No__________


      2) Is the Subscriber acquiring the Units of the Operating Partnership as a principal for the purposes of investment and not with a view to resale or distribution?

                              Yes__________     No__________

      3) By signing this Questionnaire, the Subscriber hereby confirms the following statements:

            a) The Subscriber is aware that the offering of the Units will involve securities for which no market exists, thereby possibly requiring an investment to be held for an indefinite period of time.

            b) The Subscriber shall immediately provide the Operating Partnership with corrected information in the event any information given herein was untrue.

            c) The Subscriber acknowledges that any delivery of the Registration Statement on Form S-11 and other information relating to the Operating Partnership prior to the determination by the Operating Partnership of the suitability of the Subscriber as a Unitholder shall not constitute an offer of Units until such determination of suitability shall be made.

            d) The Subscriber acknowledges that the Operating Partnership will rely on the Subscriber's representations contained herein as a basis for exemption from registration.

            e) The Subscriber, either alone or with his or her purchase representative, has such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of the prospective investment in the Units.

            f) The answers of the Subscriber to the foregoing questions are true and complete to the best of the information and belief of the undersigned, and the Operating Partnership shall be notified promptly (and, in particular, upon the acquisition of additional Units by the Subscriber) of any changes in the foregoing answers.

      Notwithstanding the foregoing, the undersigned shall have no obligation to furnish additional information after the acquisition of the Units except as may be required to demonstrate the availability of an exemption from registration under Regulation D with respect to the acquisition of Units or of the shares of Common Stock which may be obtained upon their redemption or exchange.


- ------------------------------------      ------------------------------------
Signature of Subscriber                   Signature of Subscriber
   (or duly authorized agent)                (or duly authorized agent)


- ------------------------------------      ------------------------------------
Title:                                    Title:


- ------------------------------------      ------------------------------------
Print Name Signed Above                   Print Name Signed Above


- ------------------------------------      ------------------------------------
Date                                      Date

                                    EXHIBIT K

                                LOCK-UP AGREEMENT

                                     [date]

Beacon Properties Corporation
50 Rowes Wharf
Boston, MA 02110

Beacon Properties, L.P.
50 Rowes Wharf
Boston, MA 02110


Ladies and Gentlemen:

      In consideration of the Option Agreement between Beacon Properties, L.P. ("Purchaser"), and Greensboro Associates Limited Partnership, John Marshall Associates Limited Partnership, Pimpernell Estates Limited Partnership, Woodland-Northridge I Limited Partnership, and Goodridge Drive Associates Limited Partnership ("Seller"), dated as of March ____ 1996, pursuant to which Purchaser agreed to acquire certain assets of Seller for consideration including units of limited partnership interest (the "Units") in Beacon Properties, L.P., a Maryland partnership (the "Operating Partnership"), the undersigned hereby agrees that the undersigned will not sell, offer or contract to sell, grant any option to purchase, pledge, redeem, convert or otherwise dispose of or transfer any Units until the date that is one (1) year from the date of the issuance of the Units, and that any such transaction prior to such date shall be null and void and shall not be binding on or recognized by the Purchaser or Beacon Properties Corporation.

                                    Very truly yours,

WITNESS:                            GREENSBORO ASSOCIATES LIMITED
                                    PARTNERSHIP, a Virginia limited
                                    partnership


______________________________      By:  ____________________________________
                                         Name: David W. Evans
                                         Title: General Partner


______________________________      By:  ____________________________________

                                         Name: A.J. Clark
                                         Title: General Partner

______________________________      By:   The Sotweed Corporation, a Delaware
                                          corporation, as general partner


______________________________            By: _______________________________
                                              Name: Robert G. Goelet
                                              Title: President


______________________________            By: _______________________________
                                              Name: Jonathan M. Rather
                                              Title: Treasurer


                                    JOHN MARSHALL ASSOCIATES LIMITED
                                    PARTNERSHIP, a Virginia limited partnership


______________________________      By:  ____________________________________
                                         Name: David W. Evans
                                         Title: General Partner


______________________________      By:  ____________________________________
                                         Name: A.J. Clark
                                         Title: General Partner


______________________________      By:   The Sotweed Corporation, a
                                           Delaware corporation, as general
                                           partner


______________________________            By: _______________________________
                                              Name: Robert G. Goelet
                                              Title: President


______________________________            By: _______________________________
                                              Name: Jonathan M. Rather
                                              Title: Treasurer

                                    PIMPERNELL ESTATES LIMITED
                                    PARTNERSHIP, a Virginia limited partnership

______________________________      By:   Pimpernell Corporation, a Delaware
                                          corporation, as general partner


______________________________            By: _______________________________
                                               Name: Robert G. Goelet
                                               Title: President


______________________________            By: _______________________________
                                               Name: Jonathan M. Rather
                                               Title: Treasurer


                                    WOODLAND-NORTHRIDGE I LIMITED
                                    PARTNERSHIP, a Virginia limited partnership


______________________________      By:  ____________________________________
                                         Name: David W. Evans
                                         Title: General Partner


______________________________      By:  ____________________________________
                                         Name: A.J. Clark
                                         Title: General Partner

                                    By:   White Swan Oil Corporation,
                                           a Delaware corporation,
                                           as general partner


______________________________            By: _______________________________
                                              Name: Jonathan M. Rather
                                              Title: Vice President

                                    By:   Green Highlander Corporation,
                                          a Delaware corporation,
                                          as general partner


______________________________            By: _______________________________
                                              Name: Jonathan M. Rather
                                              Title: Vice President


                                    By:   Windward Oil and Gas Corporation,
                                          a Texas corporation,
                                          as general partner


______________________________            By: _______________________________
                                              Name: Gilbert Kerlin
                                              Title: President


                                    By:   Smoking Tree Corporation,
                                          a Delaware corporation,
                                          as general partner


______________________________            By: _______________________________
                                              Name: Robert G. Goelet
                                              Title: President


______________________________            By: _______________________________
                                               Name: Jonathan M. Rather
                                               Title: Treasurer


                                    GOODRIDGE DRIVE ASSOCIATES
                                    LIMITED PARTNERSHIP,
                                    a Virginia limited partnership

_______________________________     By:  ____________________________________
                                         Name:
                                         Title:

                                    EXHIBIT L

                          REGISTRATION RIGHTS AGREEMENT


      This Registration Rights Agreement (this "Agreement") is entered into as of _____________, 1996 by and between Beacon Properties Corporation, a Maryland corporation (the "Company") and John Marshall Associates Limited Partnership, a Virginia limited partnership, Greensboro Associates Limited Partnership, a Virginia limited partnership, Woodland-Northridge I Limited Partnership, a Virginia limited partnership, Pimpernell Estates Limited Partnership, a Virginia limited partnership, and Goodridge Drive Associates Limited Partnership, a Virginia limited partnership (each a "Holder" and collectively the "Holders").

      WHEREAS, the Holders are to receive units of limited partnership interest ("Units") in Beacon Properties, L.P. (the "Operating Partnership") which may be redeemed for shares of the Company's common stock, no par value ("Common Stock") issued without registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to an Option Agreement dated March 18, 1996 by and between the Holders and the Operating Partnership.

      NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1.    Registration.

      (a) Demand Registration. At any time after March 18, 1997 until the earlier of (i) March 18, 2007 or (ii) the date on which all of the Registrable Shares (as hereinafter defined) have become eligible for sale pursuant to Rule 144 promulgated under the Securities Act, subject to the conditions set forth in this Agreement, Holders may request that the Company cause to be filed, a registration statement (a "Demand Registration Statement") under Rule 415 under the Securities Act relating to the sale by such Holders of their previously or concurrently issued Registrable Shares in accordance with the terms hereof. As used in this Agreement, the term "Registrable Shares" means shares of Common Stock issued or to be issued to the Holders upon redemption or in exchange for their Units, excluding (A) Common Stock for which a Registration Statement relating to the sale thereof shall have become effective under the Securities Act and which have been disposed of under such Registration Statement, (B) Common Stock sold pursuant to Rule 144 under the Securities Act or (C) Common Stock eligible for sale pursuant to Rule 144 under the Securities Act. Upon receipt of any such request, the Company shall promptly give written notice of such proposed registration to all Holders of Units and Registrable Shares. Such Holders shall have the right, by giving written notice to the Company within fifteen (15) days after such notice referred to in the preceding sentence has been given by the Company to elect to have included in the Demand Registration Statement such of their Registrable Shares as each Holder may request in such notice of election. Thereupon, the Company shall use its best efforts to cause such Demand Registration Statement to be declared effective by the Securities and Exchange Commission (the "SEC") for all Registrable Shares which the Company has been requested to register as soon as practicable thereafter. The Company agrees to use its best efforts to keep the Demand Registration Statement continuously effective until the earliest of (a) the date on which the Holders no longer hold any Registrable Shares registered under the Demand Registration Statement, (b) the date on which the Registrable Shares may be sold by the Holders pursuant to Rule 144 promulgated under the Securities Act or (c) the date which is six (6) months from the effective date of such Demand Registration Statement. The Company shall not be required to file and effect a new Demand Registration Statement pursuant to this Section 1(a) until a period of twelve (12) months has elapsed from the termination of the registration statement with respect to Registrable Shares covered by a prior registration request.

      (b) Piggyback Registration. If at any time while any Registrable Shares are outstanding the Company proposes to file a registration statement under the Securities Act with respect to an offering of Common Stock solely for cash (other than a registration statement (i) on Form S-8 or any successor form or in connection with any employee or director welfare, benefit or compensation plan,
(ii) on Form S-4 or any successor form or in connection with an exchange offer,
(iii) in connection with a rights offering exclusively to existing holders of Common Stock, (iv) in connection with an offering solely to employees of the Company or its affiliates, or (v) relating to a transaction pursuant to Rule 145 of the Securities Act), whether or not for its own account (a "Piggyback Registration Statement"), the Company shall give written notice of such proposed filing at least 10 business days before filing to the Holders. The notice referred to in the preceding sentence shall offer Holders the opportunity to register such amount of Registrable Shares as each Holder may request (a "Piggyback Registration"). Subject to the provisions of Section 2 below, the Company shall include in such Piggyback Registration all Registrable Shares requested to be included in the registration for which the Company has received written requests for inclusion therein within fifteen (15) calendar days after the notice referred to above has been given by the Company to the Holders. Holders of Registrable Shares shall be permitted to withdraw all or part of the Registrable Shares from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration. If a Piggyback Registration is an underwritten registration on behalf of the Company and the managing underwriter advises the Company that the total number of shares of Common Stock requested to be included in such registration exceeds the number of shares of Common Stock which can be sold in such offering, the Company will include in such registration in the following priority: (i) first, all shares of Common Stock the Company proposes to sell and (ii) second, up to the full number of applicable Registrable Shares requested to be included in such registration and, which in the opinion of such managing underwriter, can be sold without adversely affecting the price range or probability of success of such offering, which shall be allocated among the Holders and all other stockholders requesting registration on a pro rata basis. No Registrable Securities or other shares of Common Stock requested to be included in a registration pursuant to demand registration rights shall be excluded from the underwriting unless all securities other than such securities are first excluded.

      (c) Registration Statement Covering Issuance of Common Stock. In lieu of the registration rights set forth in Section 1(a) and 1(b) above, the Company may, in its sole discretion, prior to the first date upon which the Units held by the Holders may be redeemed (or such other date as may be required under applicable provisions of the Securities Act) file a registration statement (the "Shelf Registration Statement") under Rule 415 under the Securities Act relating to the issuance to Holders of shares of Common Stock upon the redemption or in exchange for their Units. Thereupon, the Company shall use its best efforts to cause such Registration Statement to be declared effective by the SEC for all shares of Common Stock covered thereby. The Company agrees to use its best efforts to keep the Shelf Registration Statement continuously effective until the date on which each Holder has redeemed or exchanged such Holder's Units for Common Stock. In the event that the Company is unable to cause such Registration Statement to be declared effective by the SEC or is unable to keep such Registration Statement effective until the date on which each Holder has redeemed or exchanged such Holder's Units for Common Stock, then the rights of each Holder set forth in Section 1(a) and 1(b) above shall be restored. Any Demand Registration Statement, Piggyback Registration Statement or Shelf Registration Statement are sometimes referred to as a "Registration Statement."

      2.    Registration Procedures.

      (a) The Company shall notify each Holder of the effectiveness of the Registration Statement and shall furnish to each Holder such number of copies of the Registration Statement (including any amendments, supplements and exhibits), the prospectus contained therein (including each preliminary prospectus), any documents incorporated by reference in the Registration Statement and such other documents as the Holder may reasonably request in order to facilitate its sale of the Registrable Shares in the manner described in the Registration Statement.

      (b) The Company shall prepare and file with the SEC from time to time such amendments and supplements to the Registration Statement and prospectus used in connection therewith as may be necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Shares until the earlier of (i) such time as all of the Registrable Shares have been disposed of in accordance with the intended methods of disposition by the Holders as set forth in the Registration Statement or (ii) the date on which the Registration Statement ceases to be effective in accordance with the terms of Section 1. Upon ten (10) business days' notice, the Company shall file any supplement or post-effective amendment to the Registration Statement with respect to such Holder's interests in or plan of distribution of Registrable Shares that is reasonably necessary to permit the sale of the Holder's Registrable Shares pursuant to the Registration Statement and the Company shall file any necessary listing applications or amendments to the existing applications to cause the shares to be then listed or quoted on the primary exchange or quotation system on which the Common Stock is then listed or quoted.

      (c) The Company shall promptly notify each Holder of, and confirm in writing, any request by the SEC for amendments or supplements to the Registration Statement or the prospectus related thereto or for additional information. In addition, the Company shall promptly notify each Holder of, and confirm in writing, the filing of the Registration Statement, any prospectus supplement related thereto or any post-effective amendment to the Registration Statement and the effectiveness of any post-effective amendment.

      (d) The Company shall immediately notify each Holder, at any time when a prospectus relating to the Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In such event and subject to paragraph 7 of this Agreement, the Company shall promptly prepare and furnish to each Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of Registrable Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

      3. State Securities Laws. Subject to the conditions set forth in this Agreement, the Company shall, promptly upon the filing of a Registration Statement including Registrable Shares, file such documents as may be necessary to register or qualify the Registrable Shares under the securities or "Blue Sky" laws of such states as any Holder may reasonably request, and the Company shall use its best efforts to cause such filings to become qualified; provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any such state in which it is not then qualified or to file any general consent to service of process in any such state. Once qualified, the Company shall use its best efforts to keep such filings qualified until the earlier of (a) such time as all of the Registrable Shares have been disposed of in accordance with the intended methods of disposition by the Holder as set forth in the Registration Statement, (b) in the case of a particular state, a Holder has notified the Company that it no longer requires qualified filing in such state in accordance with its original request for filing or (c) the date on which the Registration Statement ceases to be effective. The Company shall promptly notify each Holder of, and confirm in writing, the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Shares for sale under the securities or "Blue Sky" laws of any jurisdiction or the initiation or threat of any proceeding for such purpose.

      4. Expenses. The Company shall bear all expenses incurred in connection with the registration of the Registrable Shares pursuant to Section 1(b) and
Section 1(c) of this

Agreement. Additionally, the Company shall bear all expenses incurred in connection with the registration of the Registrable Shares pursuant to Section 1(a) of this Agreement for each Registration Statement registering $1 million or more of Registrable Shares, and the Holders shall bear their ratable shares of all expenses incurred by the Company in connection with a registration in which the Holders are included pursuant to Section 1(a) of this Agreement based on the number of Registrable Shares included to the total number of shares of Common Stock so registered for each Registration Statement registering less than $1 million of Registrable Shares. Such expenses shall include, without limitation, all printing, legal and accounting expenses incurred by the Company and all registration and filing fees imposed by the SEC, any state securities commission or the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, the principal national securities exchange or national market system on which the Common Stock is then traded or quoted. In addition, Holders shall be responsible for any brokerage or underwriting commissions and taxes of any kind (including, without limitation, transfer taxes) with respect to any disposition, sale or transfer of Registrable Shares and for any legal, accounting and other expenses incurred by them.

      5. Indemnification by the Company. The Company agrees to indemnify each of the Holders and their respective officers, directors, employees, agents, representatives and affiliates, and each person or entity, if any, that controls a Holder within the meaning of the Securities Act, and each other person or entity, if any, subject to liability because of his, her or its connection with a Holder, and any underwriter and any person who controls the underwriter within the meaning of the Securities Act (an "Indemnitee") against any and all losses, claims, damages, actions, liabilities, costs and expenses (including without limitation reasonable attorneys' fees, expenses and disbursements documented in writing), joint or several, arising out of or based upon any untrue or alleged untrue statement of material fact contained in the Registration Statement or any prospectus contained therein, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as and to the extent that such statement or omission arose out of or was based upon information regarding the Indemnitee or its plan of distribution which was furnished to the Company by the Indemnitee for use therein, provided, further that the Company shall not be liable to any person who participates as an underwriter in the offering or sale of Registrable Shares or any other person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with information furnished to the Company for use in connection with the Registration Statement or the prospectus contained therein by such Indemnitee or (ii) such Indemnitee's failure to send or give a copy of the final prospectus furnished to it by the Company at or prior to the time such action is required by the Securities Act to the person claiming an untrue statement or alleged untrue statement or omission or alleged omission if such statement or omission was corrected in such final prospectus. The obligations of the Company under this Section 5 shall survive the completion of any offering of Registrable Shares pursuant to a Registration Statement under this Agreement or otherwise and shall survive the termination of this Agreement.

      6. Covenants of Holders. Each of the Holders hereby agrees (a) to cooperate with the Company and to furnish to the Company all such information in connection with the preparation of the Registration Statement and any filings with any state securities commissions as the Company may reasonably request, (b) to deliver or cause delivery of the prospectus contained in the Registration Statement to any purchaser of the shares covered by the Registration Statement from the Holder, (c) to indemnify the Company, its officers, directors, employees, agents, representatives and affiliates, and each person, if any, who controls the Company within the meaning of the Securities Act, and each other person, if any, subject to liability because of his connection with the Company, against any and all losses, claims, damages, actions, liabilities, costs and expenses arising out of or based upon (i) any untrue statement or alleged untrue statement of material fact contained in either Registration Statement or the prospectus contained therein, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, if and to the extent that such statement or omission arose out of or was based upon information regarding the Holder or its plan of distribution which was furnished to the Company by the Holder expressly for use therein, or (ii) the failure by the Holder to deliver or cause to be delivered the prospectus contained in the Registration Statement (as amended or supplemented, if applicable) furnished by the Company to the Holder to any purchaser of the shares covered by the Registration Statement from the Holder. Notwithstanding the foregoing, (i) in no event will a Holder have any obligation under this Section 6 for amounts the Company pays in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld) and
(ii) the total amount for which a Holder shall be liable under this Section 6 shall not in any event exceed the aggregate proceeds received by him or it from the sale of the Holder's Registrable Shares in such registration. The obligations of the Holders under this Section 6 shall survive the completion of any offering of Registrable Shares pursuant to a Registration Statement under this Agreement or otherwise and shall survive the termination of this Agreement.

      7.    Suspension of Registration Requirement.

      (a) The Company shall promptly notify each Holder of, and confirm in writing, the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company shall use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment.

      (b) Notwithstanding anything to the contrary set forth in this Agreement, the Company's obligation under this Agreement to use its best efforts to cause the Registration Statement and any filings with any state securities commission to be made or to become effective or to amend or supplement the Registration Statement shall be suspended in the event and during such period pending negotiations relating to, or consummation of, a transaction or the occurrence of an event that would require additional disclosure of material information by the Company in the Registration Statement or such filing, as to which the Company has a bona fide business purpose for preserving confidentiality or which renders the Company unable to comply with SEC requirements (such circumstances being hereinafter referred to as a "Suspension Event") that would make it impractical or unadvisable to cause the Registration Statement or such filings to be made or to become effective or to amend or supplement the Registration Statement, but such suspension shall continue only for so long as such event or its effect is continuing but in no event will that suspension exceed 60 days. The Company agrees not to exercise the rights set forth in this Section 7(b) more than twice in any twelve month period and further agrees that the 60-day periods shall be non-consecutive. The Company shall notify the Holder of the existence of any Suspension Event.

      (c) Each holder of Registrable Shares whose Registrable Shares are covered by a Registration Statement filed pursuant to Section 1 hereof agrees, if requested by the Company in the case of a nonunderwritten offering (a "Nonunderwritten Offering") or if requested by the managing underwriter or underwriters in an underwritten offering (an "Underwritten Offering," collectively with Nonunderwritten Offering, the "Offering"), not to effect any public sale or distribution of any of the securities of the Company of any class included in such Offering, including a sale pursuant to Rule 144 or Rule 144A under the Securities Act (except as part of such Underwritten Offering), during the 15-day period prior to, and during the 60-day period (or such longer period as may be required by the managing underwriter or underwriters) beginning on, the date of pricing of each Offering, to the extent timely notified in writing by the Company or the managing underwriters.

      8. Black-Out Period. Following the effectiveness of the Registration Statement and the filings with any state securities commissions, the Holders agree that they will not effect any sales of the Registrable Shares pursuant to the Registration Statement or any such filings at any time after they have received notice from the Company to suspend sales as a result of the occurrence or existence of any Suspension Event, during any Offering or so that the Company may correct or update the Registration Statement or such filing pursuant to
Section 2(c) or 2(d). The Holder may recommence effecting sales of the Registrable Shares pursuant to the Registration Statement or such filings following further notice to such effect from the Company, which notice shall be given by the Company not later than five (5) days after the conclusion of any such Suspension Event or Offering.

      9. Additional Shares. The Company, at its option, may register, under any registration statement and any filings with any state securities commissions filed pursuant to this Agreement, any number of unissued shares of Common Stock or any shares of Common Stock owned by any other shareholder or shareholders of the Company.

      10. Contribution. If the indemnification provided for in Sections 5 and 6 is unavailable to an indemnified party with respect to any losses, claims, damages, actions, liabilities, costs or expenses referred to therein or is insufficient to hold the indemnified party harmless as contemplated therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, actions, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and the Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, actions, liabilities, costs or expenses as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Holder, on the other hand, shall be determined by reference to, among other factors, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company or by the Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that in no event shall the obligation of any indemnifying party to contribute under this Section 10 exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Sections 5 or 6 hereof had been available under the circumstances.

      The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.

      No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

      11. No Other Obligation to Register. Except as otherwise expressly provided in this Agreement, the Company shall have no obligation to the Holders to register the Registrable Shares under the Securities Act.

      12. Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented without the prior written consent of the Company and Holders holding in excess of 50% of the Registrable Shares.

      13. Notices. Except as set forth below, all notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telex or telecopier, registered or certified mail (return receipt requested), postage prepaid or courier or overnight delivery service to the Company at the following address and to the Holder at the address set forth on his signature page to this Agreement (or at such other address for any party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof), and further provided that in case of directions to amend the Registration Statement pursuant to Section 2(b) or Section 6, a Holder must confirm such notice in writing by overnight express delivery with confirmation of receipt:

            If to the Company:      Beacon Properties Corporation
                                    50 Rowes Wharf
                                    Boston, MA 02110
                                    Attn: Alan M. Leventhal,
                                          Chief Executive Officer

            With a copy to:         Goodwin, Procter & Hoar
                                    Exchange Place
                                    Boston, MA 02109
                                    Attn: Gilbert G. Menna, P.C.

In addition to the manner of notice permitted above, notices given pursuant to Sections 1, 7 and 8 hereof may be effected telephonically and confirmed in writing thereafter in the manner described above.

      14. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. This Agreement may not be assigned by any Holder and any attempted assignment hereof by any Holder will be void and of no effect and shall terminate all obligations of the Company hereunder with respect to such Holder.

      15. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

      16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland applicable to contracts made and to be performed wholly within said State.

      17. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

      18. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be the complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to such subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                          BEACON PROPERTIES CORPORATION

                                          ________________________________
                                          Name:
                                          Title:

                                          GREENSBORO ASSOCIATES LIMITED
                                          PARTNERSHIP, a Virginia limited
                                          partnership


                                          By: ______________________________
                                              Name: David W. Evans
                                              Title: General Partner


                                          By: ______________________________
                                              Name: A.J. Clark
                                              Title: General Partner

                                          By: The Sotweed Corporation, a
                                              Delaware corporation, as
                                              general partner


                                              By: _____________________________
                                                  Name: Robert G. Goelet
                                                  Title: President


                                              By: _____________________________
                                                  Name: Jonathan M. Rather
                                                  Title: Treasurer


                                          JOHN MARSHALL ASSOCIATES LIMITED
                                          PARTNERSHIP, a Virginia limited
                                          partnership


                                          By: ______________________________
                                              Name: David W. Evans
                                              Title: General Partner


                                          By: ______________________________
                                              Name: A.J. Clark
                                              Title: General Partner

                                          By: The Sotweed Corporation,
                                              a Delaware corporation,
                                              as general partner


                                              By: ____________________________
                                                  Name: Robert G. Goelet
                                                  Title: President


                                              By: ____________________________
                                                  Name: Jonathan M. Rather
                                                  Title: Treasurer


                                              PIMPERNELL ESTATES LIMITED
                                              PARTNERSHIP, a Virginia limited
                                              partnership


                                              By: Pimpernell Corporation,
                                                  a Delaware corporation,
                                                  as general partner


                                              By: _____________________________
                                                  Name: Robert G. Goelet
                                                  Title: President


                                              By: _____________________________
                                                  Name: Jonathan M. Rather
                                                  Title: Treasurer

                                          WOODLAND-NORTHRIDGE I LIMITED
                                          PARTNERSHIP, a Virginia limited
                                          partnership


                                          By: _________________________________
                                              Name: David W. Evans
                                              Title: General Partner

                                          By: ______________________________
                                              Name: A.J. Clark
                                              Title: General Partner

                                          By: White Swan Oil Corporation,
                                              a Delaware corporation,
                                              as general partner


                                              By: _____________________________
                                                  Name: Jonathan M. Rather
                                                  Title: Vice President


                                              By: Green Highlander Corporation,
                                                  a Delaware corporation,
                                                  as general partner


                                              By: _____________________________
                                                  Name: Jonathan M. Rather
                                                  Title: Vice President


                                          By: Windward Oil and Gas Corporation,
                                              a Texas corporation,
                                              as general partner


                                              By: _____________________________
                                                  Name: Gilbert Kerlin
                                                  Title: President


                                          By: Smoking Tree Corporation,
                                              a Delaware corporation,
                                              as general partner


                                              By: _____________________________
                                                  Name: Robert G. Goelet
                                                  Title: President

                                          By: ______________________________
                                              Name: Jonathan M. Rather
                                              Title: Treasurer

                                              GOODRIDGE DRIVE ASSOCIATES
                                              LIMITED PARTNERSHIP,
                                              a Virginia limited partnership

                                          By: _______________________________
                                              Name: David W. Evans
                                              Title: General Partner


                                          By: _______________________________
                                              Name: A. J. Clark
                                              Title: General Partner


                                          By: RPC Associates, a Virginia
                                              general partnership, General
                                              Partner


                                          By: Rattlesnake Point Corporation,
                                              a Delaware corporation,
                                              its general partner



                                              By: _________________________
                                                  Name: Robert G. Goelet
                                                  Title: President


                                              By: __________________________
                                                  Name: Jonathan M. Rather
                                                  Title: Treasurer


Each Holder's address: c/o Goelet Realty Company, Three Christine Centre, 201 North Walnut Street, Suite 1002, Wilmington, Delaware 19801

                                    EXHIBIT M

                                TITLE EXCEPTIONS

                                    EXHIBIT N

           PRE-OPTION EXERCISE DATE ECONOMIC LEASE TERM GUIDELINES


299699.c1




                                      N-1